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TABLE OF CONTENTS 2

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-226023

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Aggregate Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Shares of Beneficial Interest, par value $0.01 per share	19,780,141	35.24	$697,052,169	$86,783.00

(1)
The securities registered herein are offered pursuant to an automatic shelf registration statement.

(2)
Pursuant to Rule 416 of the Securities Act of 1933, as amended, the Registrant's common shares offered hereby shall be deemed to cover additional securities to be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
The registration fee has been computed pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 2, 2018)

19,780,141 Common Shares of Beneficial Interest

        This prospectus supplement is a supplement to the accompanying prospectus and relates to the possible issuance by us from time to time of up to 19,780,141 of our common shares of beneficial interest solely to holders of common limited partnership units ("OP Units") of JBG SMITH Properties LP, our operating partnership in exchange for their OP Units.

        We will receive no cash proceeds from any issuance of our common shares covered by this prospectus supplement, but we will acquire additional OP Units in exchange for any such issuances, thereby increasing our percentage ownership of our operating partnership.

        Pursuant to the limited partnership agreement of our operating partnership (the "partnership agreement"), persons that own OP Units have the right to redeem their OP Units. When a limited partner exercises this right with respect to OP Units, the OP Units are redeemable by the partnership for cash. In our sole and absolute discretion, we may assume and satisfy the redemption right by paying either cash or our common shares, on a one-for-one basis subject to the terms and conditions of the partnership agreement. We may only offer our common shares pursuant to this prospectus supplement if a holder of the OP Units exercises its redemption right and we elect to assume and satisfy the redemption right by issuing our common shares to such holder instead of paying a cash amount. The registration of our common shares covered by this prospectus does not necessarily mean that any of the holders of OP Units will exercise their redemption rights or that upon any such redemption we will elect, at our option, to assume the redemption right and redeem some or all of the OP Units for our common shares instead of paying a cash amount.

        Our common shares are traded on the New York Stock Exchange (the "NYSE") under the symbol "JBGS." The last reported sale price of our common shares on the NYSE on July 27, 2018 was $35.12 per share.

        Investing in our common shares involves risks. Before investing in our common shares, you should refer to the risk factors included in our periodic reports and to the other information that we file with the Securities and Exchange Commission (the "SEC"). You should carefully consider the risks described under "Risk Factors" beginning on page S-3 of this prospectus supplement, as well as the other information contained or incorporated by reference in this prospectus supplement, before making a decision to invest in our common shares.

        Neither the SEC, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 30, 2018

Prospectus Supplement

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. To the extent there are any inconsistencies between the information in this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with any additional or different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

        You should rely only on the information provided or incorporated by reference in this prospectus supplement or the accompanying prospectus. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

        This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Information Incorporated by Reference" and "Where You Can Find More Information" in this prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to "JBG SMITH," "the Company," "we" and "us" refer to JBG SMITH Properties, a Maryland real estate investment trust and all entities owned or controlled by us, except where it is clear that the term means only JBG SMITH Properties. The term "you" refers to a current holder of OP Units and prospective shareholder.

        References in this prospectus supplement to our "Operating Partnership" refer to JBG SMITH Properties, LP, our operating partnership. We act as general partner of the Operating Partnership and exercise full responsibility, discretion and control over its day-to-day management.

        References to our "common shares" refer to the common shares of beneficial interest, $0.01 par value per share, of JBG SMITH Properties.

S-ii

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can identify such statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this prospectus supplement. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance, and our actual results could differ materially from those set forth in the forward-looking statements. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For a detailed discussion of these and other risks and uncertainties that could materially affect the outcome of our forward-looking statements, see "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by our subsequent filings under the Exchange Act.

        You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus supplement or the date of any document incorporated by reference. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this prospectus supplement.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common shares. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read "Risk Factors" for more information about important risks that you should consider before investing in our common shares.

 Our Company

        JBG SMITH is a real estate investment trust that owns, operates, invests in and develops real estate assets concentrated in leading urban infill submarkets in and around Washington, DC. We own and operate a portfolio of high-quality office and multifamily assets, many of which are amenitized with ancillary retail. In addition, our third-party asset management and real estate services platform provides fee-based real estate services to the legacy funds formerly organized by The JBG Companies and other third parties. References to "our share" refer to our ownership percentage of consolidated and unconsolidated assets in real estate ventures. JBG SMITH operates as a real estate investment trust for U.S. federal income tax purposes (a "REIT").

Corporate Structure and Formation Transaction

        JBG SMITH was organized by Vornado Realty Trust ("Vornado") as a Maryland real estate investment trust on October 27, 2016 (capitalized on November 22, 2016). JBG SMITH was formed for the purpose of receiving, via the spin-off on July 17, 2017 (the "separation"), substantially all of the assets and liabilities of Vornado's Washington, DC segment, which operated as Vornado / Charles E. Smith (the "Vornado Included Assets"). On July 18, 2017, JBG SMITH acquired the management business and certain assets and liabilities of The JBG Companies (the "combination"). The separation and the combination are collectively referred to as the "formation transaction." Unless the context otherwise requires, all references to "we," "us," and "our," refer to the Vornado Included Assets (our predecessor and accounting acquirer) for periods prior to the separation and to JBG SMITH for periods after the separation. Substantially all of our assets are held by, and our operations are conducted through the Operating Partnership. We act as general partner of the Operating Partnership and exercise full responsibility, discretion and control over its day-to-day management.

Corporate Information

        We are a Maryland real estate investment trust. The address of our principal executive office is 4445 Willard Avenue, Suite 400, Chevy Chase, Maryland 20815. The telephone number for our principal executive office is (240) 333-3600.

        We also maintain a website at https://www.jbgsmith.com. Our website and the information contained therein or connected thereto is not deemed to be incorporated herein, and you should not rely on any such information in making any investment decision.

 The Offering

Securities offered	This prospectus supplement relates to the possible issuance by us of up to 19,780,141 of our common shares solely in exchange for OP Units tendered for redemption by one or more of the limited partners of the Operating Partnership and any of their pledgees, donees, transferees or other successors in interest pursuant to their contractual rights.

Pursuant to the limited partnership agreement of the Operating Partnership, persons that own OP Units have the right to require the Operating Partnership to redeem their OP Units. When a limited partner exercises this right with respect to OP Units, the OP Units are redeemable for cash. In our sole and absolute discretion, we may assume from the Operating Partnership and satisfy the redemption right by paying either cash or our common shares, on a one-for-one basis subject to the terms and conditions of the partnership agreement.

The OP Units were issued by the Operating Partnership in connection with our formation transaction described above and, under the terms of the partnership agreement, are not redeemable until August 1, 2018. We may only offer our common shares pursuant to this prospectus supplement and the accompanying prospectus if a holder of the OP Units exercises its redemption right and we elect to assume and satisfy the redemption right by issuing our common shares to such holder instead of paying a cash amount. The registration of our common shares covered by this prospectus does not necessarily mean that any of the holders of OP Units will exercise their redemption rights or that upon any such redemption we will elect, at our option, to assume and satisfy the redemption right by redeeming some or all of the OP Units for our common shares instead of paying a cash amount.
Use of proceeds
We will receive no cash proceeds from any issuance of our common shares covered by this prospectus supplement, but we will acquire additional OP Units of our Operating Partnership in exchange for any such issuances, thereby increasing our ownership percentage in our Operating Partnership. We will pay all registration expenses.
NYSE symbol	"JBGS"
Risk factors
Investing in our common shares involves risks. Before you decide to invest in our common shares, you should carefully read the section of this prospectus entitled "Risk Factors," including the risks incorporated therein from our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by our subsequent filings under the Exchange Act and incorporated by reference herein.

RISK FACTORS

        Investing in common shares offered pursuant to this prospectus supplement involves risks. You should carefully consider the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act. You should also carefully consider the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, before you decide to invest in our common shares. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flows, and might cause you to lose all or part of your investment in our common shares. Some statements in this prospectus supplement constitute forward-looking statements. Please refer to the section entitled "Comparison of OP Units and Common Shares" for a discussion of the differences between OP Units and common shares, including certain risks. Please refer to the section entitled "Cautionary Statement Concerning Forward-Looking Statements" for additional information regarding these forward-looking statements.

REDEMPTION OF OP UNITS

OP Unit Redemption Procedures

        The following description of the redemption provisions applicable to the OP Units is only a summary of such provisions, and the limited partners holding such OP Units should carefully review the rest of this prospectus supplement and the accompanying prospectus, and the documents we incorporate by reference as exhibits to this prospectus supplement and such accompanying prospectus, particularly our declaration of trust, our bylaws and the partnership agreement of the Operating Partnership, for more complete information.

        JBG SMITH Properties LP, our Operating Partnership, is a Delaware limited partnership. We are the sole general partner of this partnership. As of March 31, 2018, we owned, directly or indirectly, approximately 85.6% of the partnership interests in our Operating Partnership. The OP Units were issued by our Operating Partnership on July 17, 2017 and July 18, 2017 in connection with the formation transaction. Subject to certain specified notice requirements, periodic limits and minimum thresholds set forth in the partnership agreement, a limited partner may generally exercise a redemption right to redeem OP Units at any time beginning the later of (i) August 1, 2018, and (ii) twelve months from the date of the issuance of the limited partnership units held by the limited partner, subject to certain limitations in terms of timing and the total number of OP Units that can be redeemed in a single year. In addition, we may reduce or waive the holding period. Further, if we give the limited partners notice of our intention to make an extraordinary distribution of cash or property to our shareholders or effect a merger, a sale of all or substantially all of our assets, or any other similar extraordinary transaction, each limited partner may exercise its unit redemption right, regardless of the length of time it has held its OP Units.

        A limited partner may not exercise the unit redemption right for fewer than 1,000 OP Units or, if the limited partner holds fewer than 1,000 OP Units, all of the OP Units held by that limited partner. Additionally, the redeeming partner will have no right to receive any distributions on such OP Units payable with respect to a record date on or after the redemption date with respect to those OP Units redeemed.

        Unless we elect to assume and satisfy the Operating Partnership's obligation with respect to the unit redemption right, as described below, a limited partner exercising a unit redemption right will receive cash from the Operating Partnership in an amount equal to the market value of our common shares for which the OP Units would have been redeemed if we had assumed and satisfied the Operating Partnership's obligation by paying with our common shares, as described below. The market value of our common shares for this purpose will be equal to the closing price of our common shares on the NYSE on the first business day occurring after the 60th day following the day on which we received the notice of redemption (or on an earlier business day following the receipt of the notice of redemption in the event that we reduce or waive the notice period).

        A limited partner may exercise its redemption right by giving a written notice of redemption to the Operating Partnership. We may, in our sole and absolute discretion, elect to assume and satisfy the Operating Partnership's obligation to acquire the OP Units being redeemed in exchange for either cash in the amount specified above or a number of our common shares equal to the number of OP Units offered for redemption, adjusted as specified in the partnership agreement to take into account prior share dividends or any subdivisions or combinations of our common shares. The common limited partnership units specified in the notice generally will be redeemed (i) if prior to January 1, 2020, on the day that is 61 days after our receipt of such written notice, and (ii) on or after January 1, 2020, the tenth business day after our receipt of such written notice, unless we determine that the Operating Partnership should continue to seek to qualify for one of the safe harbors under which interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Internal Revenue Code of 1986, as amended (the "Code"), in which event the redemption will be on the day that is 61 days after our receipt of such written notice. In addition, a limited partner may not be permitted to exercise its redemption right, in full or in part, in a particular year (i) prior to January 1, 2020 or (ii) on or after January 1, 2020, if we determine that the Operating Partnership should continue to seek to qualify for one of the safe harbors referenced above, if the sum of the percentage interests in partnership capital or profits transferred during that taxable year (other than in certain "private transfers" described in the applicable Treasury Regulations) has exceeded or would exceed, as a result of the proposed redemption, 10% of the total interests in partnership capital or profits (disregarding any units held by us and our subsidiaries), unless the exercise relates to the redemption of units representing more than 2% of the total interests in partnership capital or profits in the Operating Partnership (disregarding any units held by us and our subsidiaries).

        If we exercise our right to assume and satisfy the Operating Partnership's redemption obligation for OP Units by issuing our common shares to such holder instead of paying a cash amount, the transaction will be treated as a fully taxable sale. The amount realized, taxable gain and the tax consequences of that gain are described under "Material U.S. Federal Income Tax Consequences—Tax Consequences of Exercising the OP Unit Redemption Right—Disposition of OP Units" in our Current Report on Form 8-K filed with the SEC on July 2, 2018 (the "Tax Form 8-K"), which is incorporated by reference herein. If we do not elect to acquire some or all of the OP Units in exchange for our common shares, the Operating Partnership is required to redeem those OP Units for cash. The amount realized, taxable gain and the tax consequences of that gain are described under "Material U.S. Federal Income Tax Consequences—Tax Consequences of Exercising the OP Unit Redemption Right—Redemption of OP Units" of the Tax Form 8-K. See "Material U.S. Federal Income Tax Consequences" in the accompanying prospectus and "Material U.S. Federal Income Tax Consequences—Other Tax Consequences—State and Local Taxes" in the Tax Form 8-K, which is incorporated by reference herein, for a discussion of state tax consequences that would apply to a limited partner exercising a unit redemption right.

        Notwithstanding the foregoing, a limited partner is not entitled to exercise the redemption right to the extent that the delivery of common shares on the redemption date would (i) be prohibited, as determined in our sole discretion, under our declaration of trust, (ii) cause the acquisition of common shares by the limited partner to be "integrated" with any other distribution of common shares for purposes of complying with the Securities Act (iii) would otherwise be prohibited under applicable federal or state securities laws or regulations, or (iv) would violate certain other restrictions, including those related to our intent to prevent the partnership from being treated as a "publicly traded partnership." We may, in our sole and absolute discretion, waive these prohibitions.

COMPARISON OF OP UNITS AND COMMON SHARES

        The information below highlights a number of the significant differences between the OP Units and our common shares, including, among other things, the nature of the investment, voting rights, distributions and dividends, liquidity and transferability, liquidation rights, redemption rights and certain tax matters. These comparisons are intended to assist holders of OP Units in understanding how their investment changes if they redeem their OP Units and receive our common shares.

        This discussion is summary in nature and does not constitute a complete discussion of these matters, and holders of OP Units should carefully review the rest of this prospectus supplement, the accompanying prospectus and the registration statement of which the prospectus is a part, and the filings and documents incorporated by reference therein, including exhibits to such registration statement, particularly our declaration of trust, our bylaws and the limited partnership agreement of our Operating Partnership, for additional important information. This discussion, to the extent it constitutes a summary of our declaration of trust, our bylaws or the limited partnership agreement of our Operating Partnership, is qualified entirely by reference to those documents.

OP Units	Common Shares
Form of Organization and Purposes

The Operating Partnership is organized as a Delaware limited partnership. The Operating Partnership's purpose is (i) to conduct any business that may be lawfully conducted by a limited partnership formed pursuant to the Delaware Revised Uniform Limited Partnership Act ("DRULPA"), (ii) to enter into any corporation, partnership, joint venture, trust, limited liability company or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged, directly or indirectly, in any of the foregoing, (iii) to continue the active management and operation of the assets acquired in our formation transaction and (iv) to do anything necessary, convenient or incidental to the foregoing; provided that such business is to be conducted in a manner that permits us at all times to qualify as a REIT unless we cease to qualify as a REIT for reasons other than the conduct of the business of the Operating Partnership or voluntarily revokes its election to be a REIT. We may cause the Operating Partnership not to take, or to refrain from taking, any action that, in our judgment as general partner, in our sole and absolute discretion, (i) could adversely affect our ability to continue to qualify as a REIT, (ii) could subject us to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over us, our securities or the Operating Partnership, unless such action (or inaction) is specifically consented to by us as general partner in writing.
We are a Maryland real estate investment trust. We have elected to be taxed as a REIT under the Code and intend to maintain our qualification as a REIT. Under our declaration of trust, we have all of the powers granted to real estate investment trusts by Title 8 of the Corporations and Associations Articles of the Annotated Code of Maryland or any successor statute and all other powers set forth in our declaration of trust which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the declaration of trust.

OP Units	Common Shares
Nature of Investment
The OP Units constitute common limited partnership interests in JBG SMITH Properties LP, a Delaware limited partnership.	The common shares constitute equity securities in JBG SMITH Properties, a Maryland real estate investment trust.
Borrowing Policies
The Operating Partnership has no restrictions on borrowings, and the general partner has full power and authority to borrow money on behalf of the Operating Partnership.	Neither our declaration of trust nor our bylaws impose any restrictions on our ability to incur borrowings.
Other Investment Restrictions

Other than restrictions precluding investments by the Operating Partnership that would adversely affect our qualification as a REIT and restrictions on transactions with affiliates, the partnership agreement does not generally restrict the Operating Partnership's authority to enter into certain transactions, including, among others, making investments, lending Operating Partnership funds, or reinvesting the Operating Partnership's cash flow and other assets.	Neither our declaration of trust nor our bylaws impose any restrictions upon the types of investments made by us.
Additional Equity

Under the partnership agreement, we are obligated to contribute the proceeds of any offering of shares as additional capital to our Operating Partnership. We are authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in both the Operating Partnership's and our best interests.
The board of trustees may issue, in its discretion, additional equity securities consisting of common shares or preferred shares provided that the total number of shares issued does not exceed the authorized number of shares set forth in our declaration of trust.

The partnership agreement provides that we may make additional capital contributions, including assets, to the Operating Partnership in exchange for additional partnership units. If we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital to the Operating Partnership and receive additional partnership interests for such capital contribution, the capital accounts of the partners will be adjusted upward or downward to reflect any unrealized gain or loss attributable to our assets as if there were an actual sale of such assets at the fair market value thereof. Limited partners have no preemptive right to make additional capital contributions.

OP Units	Common Shares
We, as general partner, are authorized to cause the Operating Partnership to issue additional limited partnership units or other partnership interests to its partners, including us and our affiliates, or other persons without the approval of any limited partners. These limited partnership units may be issued in one or more classes or in one or more series of any class, with designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to one or more other classes of partnership interests (including limited partnership units held by us), as determined by us in our sole and absolute discretion without the approval of any limited partner, subject to limitations described below.

No limited partnership unit or interest may be issued to us as general partner or limited partner unless (i) the Operating Partnership issues limited partnership units or other partnership interests in connection with the grant, award or issuance of shares or other equity interests in us having designations, preferences and other rights so that the economic interests attributable to the newly issued shares or other equity interests in us are substantially similar to the designations, preferences and other rights, except voting rights, of the limited partnership units or other partnership interests issued to us and we contribute to the Operating Partnership the proceeds received by us from the issuance of such shares or other equity securities; (ii) we make an additional capital contribution to the Operating Partnership; or (iii) the Operating Partnership issues the additional limited partnership units or other partnership interests to all partners holding limited partnership units or other partnership interests in the same class or series in proportion to their respective percentage interests in that class or series.
Voting Rights
Under the partnership agreement, OP Unit holders have voting rights as limited partners only with respect to certain limited matters, such as certain types of amendments to the partnership agreement.	Each outstanding common share entitles the holder thereof to one vote on all matters submitted to a vote of our shareholders, including the election of trustees to our board of trustees.

OP Units	Common Shares
We may not engage in a merger, consolidation or other combination with or into another person, a sale of all or substantially all of our assets, or a reclassification, recapitalization or a change in outstanding shares (except for changes in par value, or from par value to no par value, or as a result of a subdivision or combination of our common shares), which we refer to collectively as an "extraordinary transaction," unless (i) we receive "partnership approval" (as defined below) of the extraordinary transaction, if partners will receive consideration for their partnership units as described in clause (ii) and we are required to seek approval of our shareholders of the extraordinary transaction, or if we would be required to obtain such shareholder approval but for the fact that a tender offer has been accepted by a sufficient number of shareholders to permit consummation of the extraordinary transaction without such approval, and (ii) each partner receives or has the right to receive in the extraordinary transaction cash, securities or other property for each operating partnership unit owned by such partner in the same form as, and equal to the greatest per-share amount paid to, our shareholder (or equal to a proportional amount, if the OP Units are no longer redeemable for shares on a one-for-one basis).	In addition to election of trustees, such matters include, among other things, amendments to our declaration of trust, a merger of JBG SMITH and the sale or disposition of substantially all of JBG SMITH's assets. Our declaration of trust permits our board of trustees to classify and issue shares of beneficial interest in one or more series having voting power which may differ from that of our common shares.

Under our declaration of trust, a consolidation, merger, or transfer of all or substantially all of our assets or the termination of JBG SMITH requires the affirmative vote of a majority of all the votes entitled to be cast by shareholders on the matter.

OP Units	Common Shares
To obtain "partnership approval," we must obtain the consent of our limited partners (including us and any limited partners majority owned, directly or indirectly, by us) representing a percentage interest in the Operating Partnership that is equal to or greater than the percentage of our outstanding common shares required (or, if there is no shareholder vote with respect to such extraordinary transaction because a tender offer shall have been accepted with respect to a sufficient number of our common shares to permit consummation of the extraordinary transaction without shareholder approval, the percentage of our outstanding common shares that would have been required in the absence of a tender offer) to approve the extraordinary transaction. For purposes of calculating whether this percentage interest in the Operating Partnership has been obtained, we and any limited partners majority owned, directly or indirectly, by us will be deemed to have provided consent for our partnership units solely in proportion to the percentage of our common shares approving the extraordinary transaction (or, in the case of a tender offer, the percentage of our common shares with respect to which such tender offer shall have been accepted). The "partnership approval" requirement will be satisfied, with respect to such extraordinary transaction when the sum of (i) the percentage interest of limited partners consenting to the extraordinary transaction, plus (ii) the product of (a) the percentage of the outstanding partnership units held by us or by limited partners majority owned, directly or indirectly, by us multiplied by (b) the percentage of our outstanding common shares (or of votes cast, as the case may be) that were cast in favor of the extraordinary transaction (or with respect to which such tender offer shall have been accepted) equals or exceeds the percentage required (or that would have been required in the absence of such tender offer) for our common shareholders to approve the extraordinary transaction.

OP Units	Common Shares
Management Control

Pursuant to the partnership agreement, we, as the general partner, have full, exclusive and complete responsibility for and discretion in the management, operation and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions, including acquisitions, developments and dispositions of assets, borrowings and refinancings of existing indebtedness, and the merger, consolidation, reorganization or other combination of the Operating Partnership or its subsidiaries with or into another person. No limited partner may take part in the operation, management or control of the business of our Operating Partnership by virtue of being a holder of limited partnership units. We may not be removed as general partner of the Operating Partnership.

Under our declaration of trust and bylaws:

•

our business and affairs are managed under the direction of our board of trustees and our board of trustees has full, exclusive and absolute power, control and authority over our property and business;

•

our board of trustees is initially divided into three classes. The initial term of the first class of trustees expired at the 2018 annual meeting of shareholders, which was held on May 3, 2018, at which each of the trustees in the first class was elected by shareholders to serve for a two-year term. The initial term of the second and third classes will expire at the second and third annual meetings of shareholders, respectively, held following the formation transaction. Shareholders will elect successors to trustees of the second class for a one-year term at our second annual meeting. Commencing with the third annual meeting of shareholders following the formation transaction, which will be held in 2020, all trustees will be elected annually for a term of one year and shall hold office until the next succeeding annual meeting and until their successors are duly elected and qualify;

•

if our board of trustees determines that it is no longer in our best interests to continue to be qualified as a REIT, our board of trustees may revoke or otherwise terminate our REIT election pursuant to Section 856 of the Code;

•

our declaration of trust may be amended only if the amendment is declared advisable by our board of trustees and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter (except as otherwise specified in our declaration of trust); and

•

our bylaws may be amended, altered or repealed, and new bylaws adopted, by our board of trustees or by the affirmative vote of holders of shares of the Company representing not less than a majority of all the votes entitled to be case on the matter.

OP Units	Common Shares
Distributions/Dividends

Holders of OP Units are entitled to receive cash distributions as and when determined by the general partner in its sole and absolute discretion. Distributions shall be made to holders of OP Units in accordance with their respective percentage interests in our Operating Partnership.

In no event may a holder of OP Units receive a distribution of cash with respect to an OP Unit if such holder is entitled to receive a cash distribution as the holder of record of a common share for which all or part of such OP Unit has been or will be exchanged or redeemed.

The holders of common shares are entitled to receive dividends when, if and as authorized by the board of trustees and declared by us out of assets legally available to pay dividends, if receipt of the dividends complies with the provisions in the declaration of trust restricting the ownership and transfer of our shares and the preferential rights of any other class or series of our shares.

Under the REIT rules, we are required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (i) the sum of (A) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain) and (B) 90% of the income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. See "Material U.S. Income Tax Consequences" in the accompanying prospectus and "Taxation of JBG SMITH as a REIT—Annual Distribution Requirements" in the Tax Form 8-K, which is incorporated by reference in this prospectus supplement.

Fiduciary Duties of General Partners and Trustees

The partnership agreement contains provisions that expressly limit the duties, fiduciary or otherwise, that we, as general partner, owe to the limited partners of the Operating Partnership. Any decisions or actions taken or not taken in accordance with the terms of the partnership agreement will not constitute a breach of any duty owed to the Operating Partnership or its limited partners by law or equity, fiduciary or otherwise. Pursuant to the partnership agreement, we act on behalf of the Operating Partnership and its equityholders, and on behalf of our shareholders, and generally are under no obligation to consider or give priority to the separate interests of the limited partners in the Operating Partnership (including, without limitation, the tax consequences to such limited partners) in deciding whether to cause the Operating Partnership to take (or decline to take) any actions.
Under Maryland law, the trustees must perform their duties in good faith, in a manner that they reasonably believe to be in the best interests of the Company and with the care of an ordinarily prudent person in a like position. Any trustee who acts in such a manner generally will not be liable to the Company for monetary damages arising from his or her activities as a trustee of the Company.

OP Units	Common Shares
Management Liability and Indemnification

The partnership agreement provides that none of the general partner, its affiliates nor any of their respective directors, trustees, officers, shareholders, partners, members, employees, representatives or agents (each of which we refer to as a "covered person") will be liable to the Operating Partnership or to any of its partners as a result of errors in judgment or of any act or omission, if such covered person's conduct did not constitute bad faith, gross negligence or willful misconduct.
Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting or eliminating the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and which is material to the cause of action. Our declaration of trust includes such a provision eliminating such liability to the maximum extent permitted by Maryland law.

In addition, the partnership agreement requires our Operating Partnership to indemnify the general partner and its trustees, officers, shareholders, partners, members, employees, representatives or agents from and against any and all claims that relate to the operations of our Operating Partnership or the general partner in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, except to the extent such indemnitee acted in bad faith or with gross negligence or willful misconduct.

No indemnitee may subject any partner of our Operating Partnership to personal liability with respect to this indemnification obligation as this indemnification obligation will be satisfied solely out of the assets of the partnership.

Our declaration of trust and bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the trustee's or officer's ultimate entitlement to indemnification, to (i) any present or former trustee or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, or (ii) any individual who, while serving as our trustee or officer and at our request, serves or has served as a director, trustee, officer, partner, member or manager of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. Our declaration of trust and bylaws also permit us, with the approval of the board of trustees, to indemnify and advance expenses to any person who served one of our predecessors in any of the capacities described above and to any of our employees, agents or predecessors.

OP Units	Common Shares
Maryland law requires a Maryland real estate investment trust (unless its declaration of trust provides otherwise, which ours does not) to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland real estate investment trust may not indemnify for an adverse judgment in a suit by or in the right of the real estate investment trust or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a real estate investment trust to advance reasonable expenses to a trustee or officer upon the real estate investment trust's receipt of (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the real estate investment trust and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the real estate investment trust if it shall ultimately be determined that the standard of conduct was not met.
Liquidity and Transferability/Redemption at Holder's Option
There is no public market for the OP Units and the OP Units are not listed on any securities exchange.	Our common shares are listed on the NYSE under the symbol "JBGS."

OP Units	Common Shares
Transfers of OP Units are subject to a number of restrictions contained in the partnership agreement. A limited partner may not transfer its limited partnership interest in the Operating Partnership without first obtaining the approval of the general partner. The partnership agreement prohibits the transfer (including the sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition) of all or any portion of the OP Units without the general partner's consent, which may be given or withheld in its sole discretion, except for (i) transfers to affiliates of the transferor limited partner, which are permissible without the general partner's consent, and (ii) transfers by an incapacitated limited partner, in which case such incapacitated limited partner may transfer all or any portion of its partnership units, and (iii) certain other permitted transfers.	Transfers of our common shares are subject to the ownership limits set forth in our declaration of trust as such limits may be changed by our board of trustees.

The partnership agreement contains other restrictions on transfer if, among other things, that transfer would adversely affect JBG SMITH's ability to qualify as a REIT or would subject JBG SMITH to any additional taxes under the Code.

Holders of OP Units maintain a right to redeem their OP Units. At any time after the OP Units shall have been outstanding for at least 12 months, each holder of OP Units has the right to require our Operating Partnership to redeem the OP Units held by such limited partners in exchange for cash, subject to certain limitations in terms of timing and the total number of OP Units that can be redeemed in a single year. In our sole and absolute discretion, as general partner, we may assume and satisfy the redemption right by paying either cash or common shares on a one-for-one basis. The cash redemption amount per OP Unit will be equal to the closing price of our common shares on the NYSE on the first business day occurring after the 60th day following the day on which the general partner received the notice of redemption (or on an earlier business day following the receipt of the notice of redemption in the event that we reduce or waive the notice period). The number of our common shares issuable upon redemption of OP Units held by limited partners may be adjusted as specified in the partnership agreement to take into account prior share dividends or any subdivisions or combinations of our common shares.	Our common shares are not redeemable or convertible at the option of the holder.

OP Units	Common Shares
Liquidation Rights

Upon liquidation of the Operating Partnership, after payment of, or adequate provisions for, debts and obligations of the Operating Partnership, including any partner loans, any remaining assets of the Operating Partnership will be distributed to us and the other limited partners with positive capital accounts in accordance with the respective positive capital account balances of the partners.
Holders of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our termination or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential liquidation rights of any other class or series of our shares of beneficial interest.
Potential Dilution of Rights

The general partner of the Operating Partnership is authorized, in its sole discretion and without limited partner approval, to cause the Operating Partnership to issue additional limited partnership interests at any time to any person, subject to certain restrictions on issuing limited partnership interests to the general partner.
The board of trustees may issue, in its discretion, additional common shares or preferred shares, or securities convertible into common shares or preferred shares. The issuance of additional common shares or preferred shares or other convertible securities may result in the dilution of the interests of the shareholders.
Liability of Investors

Under the partnership agreement and applicable Delaware law, the liability of the limited partners for the Operating Partnership's debts and obligations is generally limited to the amount of their investment in the Operating Partnership.	Under Maryland law, shareholders generally are not personally liable for the debts or obligations of the Company.
Amendment of the Partnership Agreement or our Declaration of Trust

Amendments to the partnership agreement may be proposed only by the general partner. The general partner has the power, subject to certain exceptions, to amend the partnership agreement without the consent of the limited partners. However, the partnership agreement may not be amended with respect to any partner adversely affected by such amendment without the consent of such limited partner if such amendment would convert a limited partner's interest into a general partner's interest, modify the limited liability of a general partner, or amend certain specified sections of the partnership agreement, including the unit redemption right of the limited partners and the distribution rights of and allocations to the limited partners (except in connection with the creation or issuance of new or additional partnership interests or as otherwise permitted by the partnership agreement). In addition, certain specified sections of the partnership agreement, including restrictions on the issuance of limited partnership units and restrictions on the transfers by us of limited partnership units, may not be amended without the consent of a majority of the holders of limited partnership units (other than us and our affiliates).
Under Maryland law and our declaration of trust, amendments to our declaration of trust generally must be advised by the board of trustees and approved by the holders of at least a majority of the votes entitled to vote on the matter.

OP Units	Common Shares
Certain U.S. Federal Income Tax Matters
The Operating Partnership itself generally is not required to pay U.S. federal income taxes. Instead, each holder of OP Units includes its allocable share of partnership taxable income or loss in determining its individual U.S. federal income tax liability. Income and loss generally is subject to "passive activity" limitations. Under the "passive activity" rules, partners can generally offset income and loss that is considered "passive" against income and loss from other investments that constitute "passive activities."

Partnership cash distributions are generally not taxable to a holder of OP Units except to the extent they exceed the holder's basis in its partnership interest, which will include such holder's allocable share of the debt of the partnership.

We intend to elect to be taxed as a REIT for federal income tax purposes. A REIT generally is not subject to federal income tax on the income that it distributes to shareholders if it meets the applicable REIT distribution requirements and other requirements for qualification as a REIT. Even a REIT, however, is subject to federal income tax on income that is not distributed and also may be subject to federal income and excise taxes in certain circumstances. In addition, certain subsidiaries of a REIT may be subject to federal income taxation. The maximum federal income tax rate for corporations under current law is 21 percent.

As long as we qualify as a REIT, distributions of our current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to our taxable U.S. shareholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations. In addition, these distributions generally will not be eligible for treatment as "qualified dividend income" for individual U.S. shareholders. The Tax Cuts and Jobs Act created the pass-through business deduction for individuals, estate and trusts of 20%. REIT dividends fully qualify for this deduction. Distributions that we properly designate as capital gain dividends will be taxable to our taxable U.S. shareholders as gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. Distributions in excess of current and accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a U.S. shareholder's adjusted basis in his common shares, with the excess taxed as capital gain.

Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any "passive losses" against this income or gain.

Holders of units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which our Operating Partnership owns property, even if they are not residents of those states.
Shareholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to our operations and distributions

OP Units	Common Shares
Non-U.S. holders of units are generally considered to be engaged in a U.S. trade or business on account of their ownership of OP Units. As a result, such holders are generally required to file U.S. federal income tax returns that include their allocable share of our Operating Partnership's income that is effectively connected to its U.S. trade or business. We generally will withhold 37% of a non-U.S. holder's share of our Operating Partnership's taxable income. If a non-U.S. holder sells or otherwise disposes of its OP Units in a taxable transaction, any gain attributable to U.S. real property interests or a U.S. trade or business generally will be subject to tax as effectively connected income.	Non-U.S. shareholders are not generally considered to be engaged in a U.S. trade or business solely on account of their ownership of our shares. However, non-U.S. shareholders will be treated as recognizing gain that is effectively connected with a U.S. trade or business and subject to U.S. federal income tax to the extent of any distributions with respect to our common shares that are attributable to gain from the sale or exchange of U.S. real property interests, unless the non-U.S. shareholder did not own more than 10% of our common shares at any time during the 1-year period ending on the applicable distribution date. Distributions paid out of our earnings and profits and not designated as capital gain dividends (and, in the case of a non-U.S. shareholder whose ownership of our common shares exceeded 10% during the 1-year period ending on the distribution date, not attributable to gain from the sale or exchange of U.S. real property interests), will be subject to 30% U.S. withholding tax unless a treaty reduction applies. In any event, we generally expect to withhold at least 30% of any distribution (absent appropriate documentation to apply a lower treaty rate). If a non-U.S. shareholder sells or otherwise disposes of our common shares, any gain would be taxed as income effectively connected with a U.S. trade or business (generally in the same manner as U.S. shareholders are taxed) unless at all times during the 5-year period ending on the date of disposition (i) the non-U.S. shareholder did not own more than 10% of our common shares or (ii) we qualified as a "domestically controlled" REIT. Non-U.S. shareholders subject to withholding under the "Foreign Account Tax Compliance Act," or "FATCA," will be subject to 30% withholding on our dividends and, beginning in 2019, on gross proceeds from dispositions of our shares.

USE OF PROCEEDS

        We will receive no cash proceeds from any issuance of our common shares covered by this prospectus supplement, but we will acquire additional OP Units of our Operating Partnership in exchange for any such issuances, thereby increasing our ownership percentage in our Operating Partnership. We will pay all registration expenses.

PLAN OF DISTRIBUTION

        This prospectus supplement relates to the possible issuance by us from time to time of up to 19,780,141 of our common shares solely to holders of OP Units and any of their pledgees, donees, transferees or other successors in interest. We may only offer our common shares pursuant to this prospectus supplement if a holder of the OP Units exercises its redemption right and we elect to assume and satisfy the redemption obligation for OP Units by issuing our common shares to such holder instead of paying a cash amount. The registration of our common shares covered by this prospectus does not necessarily mean that any of the holders of OP Units will exercise their redemption rights or that upon any such redemption we will elect, at our option, to assume the redemption right and redeem some or all of the OP Units for our common shares instead of paying a cash amount.

LEGAL MATTERS

        Certain legal matters in connection with this offering, including the validity of the common shares offered hereby, will be passed upon for us by Hogan Lovells US LLP. Investment vehicles comprised of certain current and former partners of Hogan Lovells US LLP, or trusts for the benefit of their family members, own interests representing less than one percent of the Company.

EXPERTS

        The consolidated and combined financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the historical financial results including certain corporate costs allocated by Vornado Realty Trust), which is incorporated herein by reference. Such consolidated and combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The combined statement of revenues and expenses from real estate operations of the JBG Real Estate Operating Assets for the year ended December 31, 2016, and the consolidated financial statements of JBG/Operating Partners, L.P. as of and for the year ended December 31, 2016, have been incorporated by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

 INFORMATION INCORPORATED BY REFERENCE

        The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 12, 2018;

  •
  our Quarterly Report on Form 10-Q for the three months ended March 31, 2018 filed with the SEC on May 9, 2018;

  •
  our Definitive Proxy Statement filed with the SEC on March 21, 2018 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2017);

  •
  our Current Reports on Form 8-K filed with the SEC on March 6, 2018, May 3, 2018, July 2, 2018, July 2, 2018 and July 2, 2018; and

  •
  the description of our common shares contained in the Company's Registration Statement on Form 10-12B (File No. 001-37994) filed with the SEC on January 24, 2017, as amended, and any amendment or report filed with the SEC for the purpose of updating such description.

        We also incorporate by reference into this prospectus additional documents that we may file after the date of this prospectus with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

        Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC's website at http://www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. Exhibits to such reports and documents will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus. You should direct requests for those documents to:

JBG SMITH Properties
4445 Willard Avenue, Suite 400
Chevy Chase, MD 20815
Attn: Investor Relations
(240) 333-3600

        Our reports and documents incorporated by reference herein may also be found in the "Investor Relations" section of our website at https://www.jbgsmith.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

PROSPECTUS

Common Shares, Preferred Shares, Depositary Shares,

Warrants and Rights

        JBG SMITH Properties, a Maryland real estate investment trust, may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

  •
  Common shares of beneficial interest, par value $0.01 per share (the "common shares"),

  •
  Preferred shares of beneficial interest, par value $0.01 per share (the "preferred shares"),

  •
  Depositary shares representing our preferred shares,

  •
  Warrants to purchase our common shares, preferred shares or depositary shares representing preferred shares, and

  •
  Rights to purchase our common shares.

        Our common shares, preferred shares, depositary shares, warrants and rights, are referred to herein collectively as the "securities." We may offer the securities in any combination, separately, together or as units with other offered securities, in one or more separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

        This prospectus describes some of the general terms and conditions that may apply to the securities and the general manner in which they may be offered. The specific terms and conditions of any securities being offered, the net proceeds that we expect to receive from the sale of such securities and the specific manner in which such securities may be offered will be provided in prospectus supplements to this prospectus. The applicable prospectus supplement will also contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in any of the securities.

        We may sell the offered securities in one or more ways: directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers in a single offering or on a continuous or delayed basis. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see "Plan of Distribution" on page 39. No securities may be sold without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of those securities.

        Our common shares are listed on the New York Stock Exchange (the "NYSE") under the symbol "JBGS". On June 28, 2018, the last reported sale price of our common shares on the NYSE was $36.51 per share. Our principal executive offices are located at 4445 Willard Avenue, Suite 400, Chevy Chase, MD 20815 and our telephone number is (240) 333-3600.

        You should carefully read this entire prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement before you invest in any of these securities.

        Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports and in the other information that we file with the Securities and Exchange Commission (the "SEC"). You should carefully consider the risks described under "Risk Factors" beginning on page 3 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any prospectus supplement, before making a decision to invest in our securities.

        Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 2, 2018

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities Exchange Commission (the "SEC"), utilizing a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that we may offer and is not meant to provide a complete description of each security. As a result, each time we offer securities, to the extent required, a prospectus supplement will be provided, and it will be attached to this prospectus. The prospectus supplement will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described below under the headings "Where You Can Find More Information," "Information Incorporated by Reference" and any additional information you may need before making an investment decision.

        You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. To the extent there are any inconsistencies between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should rely only on the information provided or information to which we have referred you, including any information incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any free writing prospectus and any applicable prospectus supplement prepared by us or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

        You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in "Information Incorporated by Reference" on page 44 of this prospectus, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus, the accompanying prospectus supplement and the documents that we incorporate by reference may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can identify such statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this prospectus. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For a detailed discussion of these and other risks and uncertainties that could materially affect the outcome of our forward-looking statements, see "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by our subsequent filings under the Exchange Act.

        You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

 RISK FACTORS

        Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider any specific risks set forth under the section entitled "Risk Factors" in any applicable prospectus supplement and the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act. You should also carefully consider the other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, as updated by our subsequent filings under the Exchange Act, before you decide to purchase our securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flows, and might cause you to lose all or part of your investment in the offered securities. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled "Cautionary Statement Concerning Forward-Looking Statements" for additional information regarding these forward-looking statements.

 OUR COMPANY

        JBG SMITH Properties ("JBG SMITH" or the "Company") is a real estate investment trust that owns, operates, invests in and develops real estate assets concentrated in leading urban infill submarkets in and around Washington, DC. We own and operate a portfolio of high-quality office and multifamily assets, many of which are amenitized with ancillary retail. In addition, our third-party asset management and real estate services platform provides fee-based real estate services to the legacy funds formerly organized by The JBG Companies and other third parties. References to "our share" refer to our ownership percentage of consolidated and unconsolidated assets in real estate ventures. JBG SMITH operates as a real estate investment trust ("REIT") for U.S. federal income tax purposes.

        As of March 31, 2018, our operating portfolio consists of 68 operating assets comprising 50 office assets totaling over 13.7 million square feet (11.8 million square feet at our share), 14 multifamily assets totaling 6,016 units (4,232 units at our share) and four other assets totaling approximately 765,000 square feet (348,000 square feet at our share). Additionally, we have (i) 10 assets under construction comprising four office assets totaling approximately 1.3 million square feet (1.1 million square feet at our share), five multifamily assets totaling 1,767 units (1,568 units at our share) and one other asset totaling approximately 41,100 square feet (4,100 square feet at our share); and (ii) 43 future development assets totaling approximately 21.3 million square feet (17.9 million square feet at our share) of estimated potential development density.

  Corporate Structure and Formation Transaction

        JBG SMITH was organized by Vornado Realty Trust ("Vornado") as a Maryland real estate investment trust on October 27, 2016 (capitalized on November 22, 2016). JBG SMITH was formed for the purpose of receiving, via the spin-off on July 17, 2017 (the "separation"), substantially all of the assets and liabilities of Vornado's Washington, DC segment, which operated as Vornado / Charles E. Smith, (the "Vornado Included Assets"). On July 18, 2017, JBG SMITH acquired the management business and certain assets and liabilities of The JBG Companies ("JBG") (the "combination"). The separation and the combination are collectively referred to as the "formation transaction." Unless the context otherwise requires, all references to "we," "us," and "our," refer to the Vornado Included Assets (our predecessor and accounting acquirer) for periods prior to the separation and to JBG SMITH for periods after the separation. Substantially all of our assets are held by, and our operations are conducted through, JBG SMITH Properties LP ("JBG SMITH LP" or the "Operating Partnership"), our operating partnership. We act as general partner of the Operating Partnership and exercise full responsibility, discretion and control over its day-to-day management.

Corporate Information

        We are a Maryland real estate investment trust. The address of our principal executive office is 4445 Willard Avenue, Suite 400, Chevy Chase, Maryland 20815. The telephone number for our principal executive office is (240) 333-3600.

        We also maintain a website at https://www.jbgsmith.com. Our website and the information contained therein or connected thereto is not deemed to be incorporated herein, and you should not rely on any such information in making any investment decision.

 USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to contribute the net proceeds from the sale of securities offered under this prospectus to our Operating Partnership in exchange for interests in our Operating Partnership. Our Operating Partnership intends to use the net proceeds from the sale of offered securities under this prospectus for general corporate purposes, which may include paying down indebtedness, and funding our under construction assets and future development opportunities. Until we use the net proceeds for the purposes described above, we may invest them in short-term income producing investments, such as commercial paper, government securities or money market funds that invest in government securities and/or commercial paper that are consistent with our intention to continue to qualify as a REIT for federal income tax purposes.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods presented. For purposes of determining the ratio of earnings to fixed charges, "earnings" consist of (i) income (loss) before income tax expense (benefit) plus, (ii) fixed charges, (iii) amortization of capitalized interest, (iv) loss from unconsolidated real estate ventures, net, and (v) return on capital from unconsolidated real estate ventures, minus (vi) capitalized interest. "Fixed charges" consist of (i) interest costs, whether expensed or capitalized, and including the amortization of debt issuance costs, and (ii) the portion of rent expense deemed to be the equivalent of interest. This information is given on an unaudited historical basis (in thousands, except ratio amounts).

		Years Ended December 31,
	Three Months Ended March 31, 2018(1)
		2017(2)	2016(3)	2015(3)	2014(3)	2013(3)
Ratio of earnings to fixed charges(4)(5)	—	—	2.12	1.88	2.36	2.26
Deficiency of earnings to fixed charges(4)(5)	$(4,114)	$(93,545)	—	—	—	—

(1)
Reflects the ratio of earnings to fixed charges for JBG SMITH Properties.

(2)
Due to the formation transaction, which was completed on July 18, 2017, the ratio of earnings to fixed charges for the year ended December 31, 2017 reflects the ratio of earnings to fixed charges for the Vornado Included Assets for the period prior to July 17, 2017 and for JBG SMITH Properties for the period subsequent to July 17, 2017.

(3)
Reflects the ratio of earnings to fixed charges for the Vornado Included Assets.

(4)
No preferred shares were issued and outstanding for any of the periods presented.

(5)
As a result of the formation transaction, the results for the periods presented are not comparable.

 DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        The following is a summary of the material terms of our shares of beneficial interest that are set forth in our declaration of trust and bylaws. The following summary of the material terms of our shares of beneficial interest does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our declaration of trust and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

General

        Our authorized shares of beneficial interest consist of 500,000,000 common shares, par value $0.01 per share, and 200,000,000 preferred shares, par value $0.01 per share. Our declaration of trust, as permitted by Maryland law, authorizes our board of trustees, with the approval of a majority of the entire board and without any action on the part of our shareholders, to amend our declaration of trust to increase or decrease the aggregate number of shares that we are authorized to issue or the number of authorized shares of any class or series. The authorized common shares and undesignated preferred shares are generally available for future issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

        Maryland's statutory law governing real estate investment trusts formed under Maryland law and our declaration of trust provide that none of our shareholders will be personally liable by reason of such shareholder's status as a shareholder for any of our obligations.

 DESCRIPTION OF COMMON SHARES

Authorization and Issuance

        All common shares offered by this prospectus will be duly authorized and, when issued, will be fully paid and nonassessable. As of June 27, 2018, 117,954,877 common shares were issued and outstanding.

Dividend, Voting and Other Rights of Holders of Common Shares

        The holders of common shares are entitled to receive dividends when, if and as authorized by the board of trustees and declared by us out of assets legally available to pay dividends, if receipt of the dividends complies with the provisions in the declaration of trust restricting the ownership and transfer of our shares and the preferential rights of any other class or series of our shares.

        Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our common shares and except as may otherwise be specified in the terms of any class or series of shares of beneficial interest, the holders of common shares are entitled to one vote for each share on all matters on which shareholders are entitled to vote, including elections of trustees. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election. Generally, the holders of common shares do not have any conversion, sinking fund, redemption, appraisal or preemptive rights to subscribe to any securities. If we are dissolved, liquidated or wound up, holders of common shares will be entitled to share proportionally in any assets remaining after satisfying (i) the prior rights of creditors, including holders of our indebtedness, and (ii) the aggregate liquidation preference of any preferred shares then outstanding.

        Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our common shares, common shares have equal dividend, distribution, liquidation and other rights and have no preference or exchange rights. The rights, preferences and privileges of the holders of common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any class or series of preferred shares that we may designate and issue in the future.

Preferred Shares and Share Reclassification

        Under the terms of our declaration of trust, our board of trustees may classify any unissued preferred shares, and reclassify any unissued common shares or any previously classified but unissued preferred shares into other classes or series of shares, including one or more classes or series of shares that have priority over our common shares with respect to distributions or upon liquidation, and we are authorized to issue the newly classified shares. Prior to the issuance of shares of each class or series, the board of trustees is required by the Maryland statute governing real estate investment trusts formed under the laws of that state, which we refer to as the Maryland REIT Law, and our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption for each such class or series. These actions may be taken without shareholder approval, unless shareholder approval is required by applicable law, the terms of any other class or series of our shares or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. As of the date hereof, no preferred shares are outstanding. Any preferred shares issued will be subject to ownership and transfer restrictions that are similar to the restrictions applicable to common shares (including a prohibition on owning more than 7.5% of the outstanding preferred shares of any class or series).

Power to Increase Authorized Shares and Issue Additional Common and Preferred Shares

        We believe that the power of our board of trustees, without shareholder approval, to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of shares in any class or series that we have authority to issue, to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue such classified or reclassified shares provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions may be taken without shareholder approval, unless shareholder approval is required by applicable law, the terms of any other class or series of our shares or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not currently intend to do so, it could authorize us to issue additional classes or series of common shares or preferred shares that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our shareholders or shareholders believe that such transaction or change of control may be in their best interests.

Listing

        Our common shares are listed on the NYSE and trade under the symbol "JBGS."

REIT Qualification

        Under our declaration of trust, the board of trustees may revoke or otherwise terminate our REIT election without shareholder approval if it determines that it is no longer in our best interest to continue to qualify as a REIT.

Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

        For a description of certain provisions of Maryland law and our declaration of trust and bylaws that may affect the rights and restrictions related to our common shares, see "Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws."

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, LLC.

Restrictions on Ownership

        Holders of common shares will be subject to the ownership restrictions of the declaration of trust. See "Restrictions on Ownership and Transfer."

DESCRIPTION OF PREFERRED SHARES

        The following description sets forth certain general terms of the preferred shares to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our declaration of trust, the applicable articles supplementary that describes the terms of the related class or series of preferred shares, and our bylaws, each of which we will make available upon request.

General

        Our declaration of trust provides that we may issue up to 200,000,000 preferred shares of beneficial interest, par value of $0.01 per share. As of June 30, 2018, 0 preferred shares were issued and outstanding. Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares from time to time into one or more classes or series of preferred shares. Prior to issuance of shares of each class or series, the board of trustees is required by the Maryland REIT Law and our declaration of trust to set for each such class or series, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares and subject to the express terms of any class or series of shares then outstanding, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series.

        The rights, preferences, privileges and restrictions of any series of preferred shares will be fixed by articles supplementary relating to the series. We will describe the specific terms of the particular series of preferred shares in the prospectus supplement relating to that series, which terms will include:

  (1)
  the designation and par value of the preferred shares;

  (2)
  the voting rights, if any, of the preferred shares;

  (3)
  the number of preferred shares offered, the liquidation preference per preferred share and the offering price of the preferred shares;

  (4)
  the distribution rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

  (5)
  whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred shares will accumulate;

  (6)
  the procedures for any auction and remarketing for the preferred shares, if applicable;

  (7)
  the provision for a sinking fund, if any, for the preferred shares;

  (8)
  the provision for, and any restriction on, redemption, if applicable, of the preferred shares;

  (9)
  the provision for, and any restriction on, repurchase, if applicable, of the preferred shares;

  (10)
  the terms and provisions, if applicable, upon which the preferred shares will be convertible into our common shares, including the conversion price (or manner or calculation thereof) and conversion period;

  (11)
  the terms under which the rights of the preferred shares may be modified, if applicable;

  (12)
  the relative ranking and preferences of the preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

  (13)
  any limitation on issuance of any other series of preferred shares, including any series of preferred shares ranking senior to or on parity with the series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

  (14)
  any listing of the preferred shares on any securities exchange;

  (15)
  if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the preferred shares;

  (16)
  information with respect to the transfer agent, paying agent and registrar for the preferred shares, and any book-entry procedures, if applicable;

  (17)
  in addition to those restrictions described below, any other restrictions on the actual and constructive ownership and restrictions on transfer of the preferred shares, in each case as may be appropriate to preserve our status as a REIT; and

  (18)
  any other specific terms, additional rights, preferences, privileges or restrictions of the preferred shares.

Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

        For a description of certain provisions of Maryland law and our declaration of trust and bylaws that may affect the rights and restrictions related to our preferred shares, see "Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws."

Transfer Agent and Registrar

        JBG SMITH will select the transfer agent, registrar and dividend reimbursement agent for a series of preferred shares, which will be described in the applicable prospectus supplement. The registrar for preferred shares will send notices to shareholders of any meetings at which holders of preferred shares have the right to vote on any matter.

Restrictions on Ownership

        Holders of preferred shares will be subject to the ownership restrictions of the declaration of trust. See "Restrictions on Ownership and Transfer."

 DESCRIPTION OF DEPOSITARY SHARES

General

        We may issue receipts for depositary shares, each of which will represent a fractional interest of a preferred share of a particular series, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a preferred share of a particular series represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including distribution, voting, conversion, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

        The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

        In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

        No distribution will be made in respect of any depositary share to the extent that it represents any preferred shares converted into other securities.

Withdrawal of Preferred Shares

        Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the shares to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

        Whenever we redeem preferred shares held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing preferred shares so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our declaration of trust. See "Restrictions on Ownership and Transfer."

        From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

Voting of the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder's depositary shares. Generally, the preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

        In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

        The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares or other preferred shares, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

        The deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the preferred shares depositary if (a) such termination is necessary to preserve our status as a REIT or (b) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (c) each related preferred share shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

        The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain capital and surplus requirements.

Miscellaneous

        The preferred shares depositary will forward to holders of depositary receipts any reports and communications from us which are received by the preferred shares depositary with respect to the related preferred shares.

        Neither we nor the preferred shares depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

        If the preferred shares depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership

        Holders of depositary receipts will be subject to the ownership restrictions of the declaration of trust. See "Restrictions on Ownership and Transfer."

DESCRIPTION OF WARRANTS

General

        We may issue warrants for the purchase of common shares, preferred shares or depositary shares representing preferred shares. We may issue warrants separately or together with any other offered securities offered by means of this prospectus or any prospectus supplement. Warrants may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent identified therein or in in the applicable prospectus supplement. The warrant agent will act solely as an agent of ours in connection with the warrants of a series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        Any prospectus supplement relating to warrants will describe the terms of the warrants, including, where applicable, the following:

  (1)
  the title of the warrants;

  (2)
  the aggregate number of the warrants;

  (3)
  the price or prices at which the warrants will be issued;

  (4)
  the currencies in which the price or prices of such warrants may be payable;

  (5)
  the designation, number and terms of the common shares purchasable upon exercise of the warrants;

  (6)
  the designation and terms of any other offered securities with which the warrants are issued and the number of such warrants issued with each offered security;

  (7)
  the date, if applicable, on and after which the warrants and the related common shares will be separately transferable;

  (8)
  the price or prices at which and currency or currencies at which the common shares purchasable upon exercise of the warrants may be purchased;

  (9)
  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  (10)
  the minimum and maximum amount of the warrants that may be exercised at any one time;

  (11)
  information with respect to any book-entry procedures, if any;

  (12)
  a discussion of material federal income tax considerations; and

  (13)
  any other material terms of the warrants, including terms, procedures and limitations relating to their exchange and exercise.

Restrictions on Ownership

        Holders of warrants will be subject to the ownership restrictions set forth in our declaration of trust. See "Restrictions on Ownership and Transfer."

 DESCRIPTION OF RIGHTS

General

        We may issue rights to our shareholders for the purchase of common shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

  (1)
  the date for determining the shareholders entitled to the rights distribution;

  (2)
  the aggregate number of common shares purchasable upon exercise of such rights and the exercise price;

  (3)
  the aggregate number of rights being issued;

  (4)
  the date, if any, on and after which such rights may be transferable separately;

  (5)
  the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

  (6)
  a discussion of material federal income tax considerations; and

  (7)
  any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Restrictions on Ownership

        Holders of rights will be subject to the ownership restrictions set forth in our declaration of trust. See "Restrictions on Ownership and Transfer."

 CERTAIN PROVISIONS OF MARYLAND LAW AND OF
OUR DECLARATION OF TRUST AND BYLAWS

        The following description of certain provisions of Maryland law and our declaration of trust and bylaws is only a summary and does not purport to be a complete statement of the relevant provisions. The summary is qualified in its entirety by reference to these documents, which you should read (along with the applicable provisions of Maryland law) for complete information on such provisions. Our declaration of trust and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

The Board of Trustees

        Our declaration of trust and bylaws provide that the number of our trustees may be established, increased or decreased only by a majority of the entire board of trustees but may not be fewer than the number required by the Maryland REIT Law, which is currently one, nor, unless our bylaws are amended, more than 15, provided, however, that the tenure of office of a trustee will not be affected by any decrease in the number of trustees. Our declaration of trust also provides that, except as may be provided by our board of trustees in setting the terms of any class or series of shares, any vacancy may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will hold office for the remainder of the full term of the trusteeship in which the vacancy occurred and until a successor is duly elected and qualifies.

        Our declaration of trust initially divides our board of trustees into three classes. The initial term of the first class of trustees expired at the 2018 annual meeting of shareholders, which was held on May 3, 2018, at which each of the trustees in the first class was elected by shareholders to serve for a two-year term. The initial term of the second and third classes will expire at the second and third annual meetings of shareholders, respectively, held following the formation transaction. Shareholders will elect successors to trustees of the second class for a one-year term at our second annual meeting. Commencing with the third annual meeting of shareholders following the formation transaction, which will be held in 2020, all trustees will be elected annually for a term of one year and shall hold office until the next succeeding annual meeting and until their successors are duly elected and qualify. There is no cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares will be able to elect all of our trustees standing for election.

        Under our bylaws, a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present is sufficient to elect a trustee. Notwithstanding such vote requirement, our Corporate Governance Guidelines provide that any nominee in an uncontested election who does not receive a greater number of "for" votes than "withhold" votes shall be elected as a trustee but shall promptly tender his or her offer of resignation to the board of trustees following certification of the vote. The Corporate Governance and Nominating Committee (the "Governance Committee") shall consider the offer to resign and shall recommend to the board of trustees the action to be taken in response to the offer, and the board of trustees shall determine whether or not to accept such resignation. The board of trustees shall promptly disclose its decision and the reasons therefor in a Current Report on Form 8-K furnished to the SEC. At such time as our board of trustees ceases to be classified, our board of trustees will amend our bylaws to provide that a majority of all the votes cast at a meeting of shareholders duly called and at which a quorum is present will be required to elect a trustee, unless the election is contested, in which case a plurality will be sufficient.

        For so long as our board remains classified, this provision could have the effect of making the replacement of incumbent trustees more time-consuming and difficult. Until our third annual meeting, at least two annual meetings of shareholders will generally be required to effect a change in a majority of the board of trustees. The staggered terms of trustees may delay, defer or prevent a tender offer or an attempt to change control, even though the tender offer or change in control might be in the best interest of our shareholders.

        As described in the section entitled "Proposal One: Election of Trustees" of our Definitive Proxy Statement, which is incorporated herein by reference, Vornado and JBG each appointed six of our 12 trustees (the "Vornado Board Designees" and the "JBG Board Designees," respectively). Pursuant to our bylaws and a master transaction agreement, dated as of October 31, 2016 (the "Master Transaction Agreement"), until July 18, 2019, if any Vornado Board Designee or JBG Board Designee is unable or unwilling to serve or is otherwise no longer serving as a trustee, then the remaining Vornado Board Designees or JBG Board Designees, respectively, may designate a replacement designee reasonably satisfactory to the Governance Committee and the board of trustees, who shall promptly be appointed by our board of trustees to fill the vacancy. Our bylaws and the Master Transaction Agreement also require that, until July 18, 2019, to the extent reasonably practicable, the membership of each of the Audit Committee, Compensation Committee, and Governance Committee shall consist of an equal number of Vornado Board Designees and JBG Board Designees (or their respective replacement designees).

Removal of Trustees

        Our declaration of trust provides that, subject to the rights of holders of one or more classes or series of preferred shares to elect or remove one or more trustees, a trustee may be removed only for cause (defined as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the trust through willful misconduct, bad faith or active and deliberate dishonesty) and only by the affirmative vote of a majority of the shares then outstanding and entitled to vote generally in the election of trustees. This provision, when coupled with the exclusive power of our board of trustees to fill vacancies on our board of trustees, precludes shareholders from removing incumbent trustees, except for cause and upon a majority affirmative vote, and filling the vacancies created by the removal with their own nominees.

Business Combinations

        Under the Maryland Business Combination Act (the "MBCA"), a "business combination" between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder is prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. A business combination includes a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer, issuance or reclassification of equity securities or recapitalization. An interested shareholder is defined as:

  •
  a person who beneficially owns, directly or indirectly, 10% or more of the voting power of the real estate investment trust's outstanding voting shares; or

  •
  an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding voting shares of the real estate investment trust.

        A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which such person otherwise would have become an interested shareholder. In approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of trustees.

        After the five-year prohibition, any business combination between the Maryland real estate investment trust and an interested shareholder generally must be recommended by the board of trustees of the real estate investment trust and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding voting shares of the real estate investment trust; and

  •
  two-thirds of the votes entitled to be cast by holders of voting shares of the real estate investment trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

        These super-majority vote requirements do not apply if, among other conditions, the real estate investment trust's common shareholders receive a minimum price, as defined under the MBCA, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

        The MBCA permits various exemptions from its provisions, including business combinations that are approved or exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder.

        The MBCA may have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders. The MBCA may discourage others from trying to acquire control and increase the difficulty of consummating any offer.

        As permitted by the Maryland General Corporation Law (the "MGCL"), we have elected in our bylaws to opt out of the MBCA. However, we cannot assure you that our board of trustees will not opt to be subject to such provisions in the future, including opting to be subject to such provisions retroactively.

Control Share Acquisitions

        The Maryland Control Share Acquisition Act (the "MCSAA") provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiring person, by officers or by employees who are trustees of the real estate investment trust are excluded from shares entitled to vote on the matter. "Control shares" are voting shares which, if aggregated with all other shares owned by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the real estate investment trust. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of trustees of the real estate investment trust to call a special meeting of shareholders to be held within 50 days of the demand to consider the voting rights of the control shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MCSAA, then the real estate investment trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the real estate investment trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiring person or, if a meeting of shareholders is held at which the voting rights of the shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a shareholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition.

        The MCSAA does not apply to (a) shares acquired in a merger, consolidation or share exchange if the real estate investment trust is a party to the transaction, or (b) acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust.

        Our bylaws contain a provision exempting from the MCSAA any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Approval of Extraordinary Trust Action; Amendment of Declaration of Trust and Bylaws

        Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot dissolve, amend its declaration of trust or merge with or convert into another entity, unless the action is advised by its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland real estate investment trust may provide in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Except for certain amendments described in our declaration of trust that require only approval by our board of trustees, our declaration of trust provides for approval of any of these matters by the affirmative vote of not less than a majority of all of the votes entitled to be cast on such matters. However, the partnership agreement of our Operating Partnership provides that certain extraordinary transactions will require, in addition to the consent of our shareholders, "partnership approval" from the limited partners of JBG  SMITH LP, as described below under the section entitled "Partnership Agreement."

        Our bylaws provide that any provision of our bylaws may be amended, altered or repealed, and new bylaws adopted by the board of trustees or by the affirmative vote of holders of shares of JBG SMITH representing not less than a majority of all the votes entitled to be cast on the matter. Until July 18, 2019, certain amendments to our bylaws relating to the composition of our board of trustees require the approval of the majority of the entire board of trustees, including a majority of each of the JBG Board Designees and Vornado Board Designees.

Exclusive Forum

        Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought in our right or on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our trustees or officers or other employees or agents to us or to our shareholders, (c) any action asserting a claim against us or any of our trustees or officers or other employees or agents arising pursuant to any provision of the

Maryland REIT Law or our declaration of trust or bylaws or (d) any action asserting a claim against us or any of our trustees or officers or other employees that is governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland (and any shareholder that is a party to any action or proceeding pending in such Court shall cooperate in having the action or proceeding assigned to the Business & Technology Case Management Program), or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.

Advance Notice of Trustee Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the board of trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of trustees or (iii) by a shareholder who is a shareholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of trustees at a special meeting may be made only (i) by the board of trustees or (ii) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing trustees, by a shareholder who is a shareholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Maryland Unsolicited Takeover Act

        Subtitle 8 of Title 3 of the MGCL, commonly referred to as the Maryland Unsolicited Takeovers Act ("MUTA"), permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of the following five provisions:

  •
  a classified board;

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  a two-thirds vote requirement for removing a trustee;

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  a requirement that the number of trustees be fixed only by vote of the trustees;

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  a requirement that a vacancy on the board of trustees be filled only by the remaining trustees and, if its board is classified, for the remainder of the full term of the class of trustees in which the vacancy occurred; or

  •
  a majority requirement for the calling of a shareholder-requested special meeting of shareholders.

        Our declaration of trust prohibits us from electing to be subject to any provision of MUTA unless such election is first approved by our shareholders by the affirmative vote of at least a majority of the votes entitled to vote on the matter. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, (1) we have a classified board until the third annual meeting of shareholders following the formation transaction and (2) we vest in the board of trustees the exclusive power to fix the number of trusteeships, subject to limitations set forth in our declaration of trust and bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

        The business combination provisions and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our declaration of trust on removal of trustees and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common shares or otherwise be in their best interest.

Shareholder Meetings

        Our bylaws provide that annual meetings of our shareholders may only be held each year at a date, time and place determined by our board of trustees. Special meetings of shareholders may be called by the chairman of our board of trustees, our chief executive officer, our president, our board of trustees and our shareholders that hold a majority of all of the votes entitled to be cast on the matter. Only matters set forth in the notice of a special meeting of shareholders may be conducted at such a meeting.

Shareholder Action by Written Consent

        Under our declaration of trust, any action required to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if (i) a unanimous consent setting forth the action is given in writing or by electronic transmission by all shareholders entitled to vote on the matter or (ii) the action is advised and submitted to the shareholders for approval by our board of trustees and a consent in writing or by electronic transmission is given by shareholders entitled to cast not less than the minimum number of votes that would be required to take the action at a meeting of our shareholders.

Limitation of Liability and Indemnification of Trustees and Officers

        Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting or eliminating the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and which is material to the cause of action. Our declaration of trust includes such a provision eliminating such liability to the maximum extent permitted by Maryland law.

        Our declaration of trust and bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the trustee's or officer's ultimate entitlement to indemnification, to (i) any present or former trustee or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, or (ii) any individual who, while serving as our trustee or officer and at our request, serves or has served as a director, trustee, officer, partner, member or manager of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. Our declaration of trust and bylaws also permit us, with the approval of the board of trustees, to indemnify and advance expenses to any person who served one of our predecessors in any of the capacities described above and to any of our employees, agents or predecessors.

        Maryland law requires a Maryland real estate investment trust (unless its declaration of trust provides otherwise, which ours does not) to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland real estate investment trust may not indemnify for an adverse judgment in a suit by or in the right of the real estate investment trust or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a real estate investment trust to advance reasonable expenses to a trustee or officer upon the real estate investment trust's receipt of (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the real estate investment trust and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the real estate investment trust if it shall ultimately be determined that the standard of conduct was not met.

        We entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, trustees or controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy and, therefore, unenforceable. We have purchased liability insurance for the purpose of providing a source of funds to pay the indemnification described above.

Business Opportunities

        Our declaration of trust provides that our trustees who are also trustees, officers, employees or agents of Vornado or any of Vornado's affiliates (each such trustee, a "Covered Person") shall have no duty to communicate or present any business opportunity to us, and we renounce any potential interest or expectation in, or right to be offered or to participate in, such business opportunity and waives to the maximum extent permitted from time to time by Maryland law any claim against a Covered Person arising from the fact that he or she does not present, communicate or offer any such business opportunity to us or any of our subsidiaries or pursues such business opportunity or facilitates the pursuit of such business opportunity by others; provided, however, that the foregoing shall not apply in a case in which a Covered Person is presented with a business opportunity in writing expressly in his or her capacity as our trustee. Accordingly, to the maximum extent permitted from time to time by Maryland law and except to the extent such business opportunity is presented to a Covered Person in writing expressly in his or her capacity as our trustee, (a) no Covered Person is required to present, communicate or offer any business opportunity to us and (b) any Covered Person, on his or her own behalf or on behalf of Vornado, shall have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person or entity other than us.

Proxy Access

        Our bylaws permit a shareholder, or group of up to 20 shareholders, owning at least 3% of our outstanding common shares, continuously for at least three years, to nominate and include in the our proxy statement for an annual meeting of shareholders, trustee nominees constituting up to the greater of two nominees or 20% of the board of trustees, provided that the shareholder(s) and the trustee nominee(s) satisfy the requirements specified in the bylaws.

PARTNERSHIP AGREEMENT

        The summary of the limited partnership agreement of JBG SMITH LP, as amended and restated, is subject to and qualified in its entirety by reference to applicable to our limited partnership agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

        JBG SMITH LP, our Operating Partnership, is a Delaware limited partnership. We are the sole general partner of this partnership. As of March 31, 2018, we owned, directly or indirectly, approximately 85.6% of the partnership interests in our Operating Partnership. In the future, we may issue additional interests in JBG SMITH LP to third parties.

Management

        Pursuant to the partnership agreement of JBG SMITH LP, we, as the general partner, have full, exclusive and complete responsibility for and discretion in the management, operation and control of the partnership, including the ability to cause the partnership to enter into certain major transactions, including acquisitions, developments and dispositions of assets, borrowings and refinancings of existing indebtedness, and the merger, consolidation, reorganization or other combination of the Operating Partnership or its subsidiaries with or into another person. No limited partner may take part in the operation, management or control of the business of our Operating Partnership by virtue of being a holder of limited partnership units.

        We may not be removed as general partner of the partnership. Upon our bankruptcy or dissolution, the limited partnership shall be dissolved automatically unless, within 90 days after the entry of a final and nonappealable judgment ruling that the general partner is insolvent or a final and nonappealable order for relief against us, a majority in interest of the remaining partners consent in writing to continue the business of the partnership and to the appointment of a substitute general partner.

Fiduciary Responsibilities

        The partnership agreement contains provisions that expressly limit the duties, fiduciary or otherwise, that we, as general partner, owe to the limited partners of the Operating Partnership. Any decisions or actions taken or not taken in accordance with the terms of the partnership agreement will not constitute a breach of any duty owed to the Operating Partnership or its limited partners by law or equity, fiduciary or otherwise. Pursuant to the partnership agreement, we act on behalf of the Operating Partnership and its equityholders, and on behalf of our shareholders, and generally are under no obligation to consider or give priority to the separate interests of the limited partners in the Operating Partnership (including, without limitation, the tax consequences to such limited partners) in deciding whether to cause the Operating Partnership to take (or decline to take) any actions.

Outside Activities of JBG SMITH

        Substantially all of our assets consist of our ownership of limited partnership units of the Operating Partnership. The partnership agreement prohibits us from directly or indirectly entering into or conducting any material business other than in connection with the ownership, acquisition and disposition of limited partnership units of the Operating Partnership and the management of the business of the Operating Partnership. In addition, we may not, without the consent of the holders of a majority of limited partnership units (other than us and our affiliates), own assets other than limited partnership interests in the Operating Partnership and certain other permitted assets.

Transferability of Interests

  General Partner

        The partnership agreement provides that we may not transfer our interest as a general partner except in connection with a transaction permitted under the partnership agreement. We may not withdraw from the partnership or transfer all or any portion of our limited partnership interest (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) except (i) in connection with a merger, consolidation or other combination with or into another person following the consummation of which the equityholders of the surviving entity are substantially identical to our shareholders, (ii) with the consent of a majority of our limited partners (excluding us and any limited partners majority owned, directly or indirectly, by us), (iii) to one or more of our controlled affiliates or (iv) in connection with an "extraordinary transaction" as described below. Upon any such transfer, the transferee will become the successor general partner under the partnership agreement.

        We may not engage in a merger, consolidation or other combination with or into another person, a sale of all or substantially all of our assets, or a reclassification, recapitalization or a change in outstanding shares (except for changes in par value, or from par value to no par value, or as a result of a subdivision or combination of our common shares), which we refer to collectively as an "extraordinary transaction," unless (i) we receive "partnership approval" (as defined below) of the extraordinary transaction, in the event that partners will receive consideration for their operating partnership units as described in clause (ii) and we are required to seek approval of our shareholders of the extraordinary transaction, or if we would be required to obtain such shareholder approval but for the fact that a tender offer has been accepted by a sufficient number of shareholders to permit consummation of the extraordinary transaction without such approval, and (ii) each partner receives or has the right to receive in the extraordinary transaction cash, securities or other property for each operating partnership unit owned by such partner in the same form as, and equal to the greatest per-share amount paid to, our shareholder (or equal to a proportional amount, if the common limited partnership units ("OP Units") are no longer redeemable for shares on a one-for-one basis).

        To obtain "partnership approval," we must obtain the consent of our limited partners (including us and any limited partners majority owned, directly or indirectly, by us) representing a percentage interest in JBG SMITH LP that is equal to or greater than the percentage of our outstanding common shares required (or, if there is no shareholder vote with respect to such extraordinary transaction because a tender offer shall have been accepted with respect to a sufficient number of our common shares to permit consummation of the extraordinary transaction without shareholder approval, the percentage of our outstanding common shares that would have been required in the absence of a tender offer) to approve the extraordinary transaction. For purposes of calculating whether this percentage interest in JBG SMITH LP has been obtained, we and any limited partners majority owned, directly or indirectly, by us will be deemed to have provided consent for our partnership units solely in proportion to the percentage of our common shares approving the extraordinary transaction (or, in the case of a tender offer, the percentage of our common shares with respect to which such tender offer shall have been accepted). The "partnership approval" requirement will be satisfied, with respect to such extraordinary transaction when the sum of (i) the percentage interest of limited partners consenting to the extraordinary transaction, plus (ii) the product of (a) the percentage of the outstanding partnership units held by us or by limited partners majority owned, directly or indirectly, by us multiplied by (b) the percentage of our outstanding common shares (or of votes cast, as the case may be) that were cast in favor of the extraordinary transaction (or with respect to which such tender offer shall have been accepted) equals or exceeds the percentage required (or that would have been required in the absence of such tender offer) for our common shareholders to approve the extraordinary transaction.

  Limited Partners

        The partnership agreement prohibits the transfer (including the sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition) of all or any portion of the limited partnership units without our consent, which we may give or withhold in our sole discretion, except for (i) transfers to affiliates of the transferor limited partner, which are permissible without our consent, and (ii) transfers by an incapacitated limited partner, in which case such incapacitated limited partner may transfer all or any portion of its partnership units, and (iii) certain other permitted transfers.

        The partnership agreement contains other restrictions on transfer if, among other things, that transfer would adversely affect our ability to qualify as a REIT or would subject us to any additional taxes under the Internal Revenue Code of 1986, as amended (the "Code").

Capital Contributions

        Under the partnership agreement, we are obligated to contribute the proceeds of any offering of shares as additional capital to our Operating Partnership. The general partner is authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in both the partnership's and our best interests.

        The partnership agreement provides that we may make additional capital contributions, including assets, to the partnership in exchange for additional partnership units. If we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of such additional capital contributions and the value of the partnership at the time of such contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, the capital accounts of the partners will be adjusted upward or downward to reflect any unrealized gain or loss attributable to our assets as if there were an actual sale of such assets at the fair market value thereof. Limited partners have no preemptive right to make additional capital contributions.

        The Operating Partnership could also issue preferred partnership interests in connection with the acquisitions of property or otherwise. Any such preferred partnership interests have priority over common limited partnership interests with respect to distributions from the partnership, including the partnership interests that our wholly owned subsidiaries may own.

Redemption Rights

        Subject to certain specified notice requirements, periodic limits and minimum thresholds set forth in the partnership agreement, a limited partner may generally exercise a redemption right to redeem OP Units at any time beginning the later of (1) August 1, 2018, and (2) twelve months from the date of the issuance of the limited partnership units held by the limited partner, subject to certain limitations in terms of timing and the total number of OP Units that can be redeemed in a single year. In addition, we may reduce or waive the holding period.

        Further, if we give the limited partners notice of our intention to make an extraordinary distribution of cash or property to our shareholders or effect a merger, a sale of all or substantially all of our assets, or any other similar extraordinary transaction, each limited partner may exercise its unit redemption right, regardless of the length of time it has held its OP Units.

        A limited partner may not exercise the unit redemption right for fewer than 1,000 OP Units or, if the limited partner holds fewer than 1,000 OP Units, all of the OP Units held by that limited partner.

The redeeming partner will have no right to receive any distributions paid on or after the redemption date with respect to those OP Units redeemed.

        Unless we elect to assume and perform the Operating Partnership's obligation with respect to the unit redemption right, as described below, a limited partner exercising a unit redemption right will receive cash from the Operating Partnership in an amount equal to the market value of our common shares for which the OP Units would have been redeemed if we had assumed and satisfied the Operating Partnership's obligation by paying with our common shares, as described below. The market value of our common shares for this purpose will be equal to the closing price of our common shares on the NYSE on the first business day occurring after the 60th day following the day on which we received the redemption notice.

        In our sole discretion, we may elect to assume and perform the Operating Partnership's obligation to acquire the OP Units being redeemed in exchange for either cash in the amount specified above or a number of our common shares equal to the number of OP Units offered for redemption, adjusted as specified in the partnership agreement to take into account prior share dividends or any subdivisions or combinations of our common shares.

        Notwithstanding the foregoing, a limited partner may not exercise the redemption right to the extent that the delivery of common shares on the redemption date would (i) be prohibited, as determined in our sole discretion, under our declaration of trust, (ii) cause the acquisition of common shares by the limited partner to be "integrated" with any other distribution of common shares for purposes of complying with the Securities Act (iii) would otherwise be prohibited under applicable federal or state securities laws or regulations, or (iv) would violate certain other restrictions, including those related to our intent to prevent the partnership from being treated as a "publicly traded partnership." We may, in our sole discretion, waive these prohibitions.

        Subject to certain exceptions, holders of LTIP Units (as defined below) may not exercise the redemption right for LTIP Units unless and until the LTIP Units are converted into OP Units, provided that the redemption right may not be exercised with respect to any OP Unit issued upon conversion of an LTIP Unit until on or after the date that is two years after the date on which the LTIP Unit was issued. In addition, subject to certain exceptions, holders of Formation Units (as defined below) may not exercise the redemption right for Formation Units unless and until the Formation Units are converted into LTIP Units that subsequently are converted into OP Units, provided that the redemption right may not be exercised with respect to any OP Unit issued upon such conversions until on or after the date that is two years after the date on which the Formation Unit was issued.

Operations

        The partnership agreement requires the partnership to be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid the imposition of federal income and excise tax liability and to ensure that the partnership will not be classified as a "publicly traded partnership" taxable as a corporation under Section 7704 of the Code.

        In addition to the administrative and operating costs and expenses incurred by the partnership, the partnership pays all of our administrative costs and expenses. These expenses are treated as expenses of the partnership and generally include all expenses relating to our continuity of existence, all expenses relating to offerings and registration of securities, all expenses associated with the preparation and filing of any of our periodic reports under federal, state or local laws or regulations, all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body and all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of the partnership.

Issuance of Additional Partnership Interests

        We, as general partner, are authorized to cause the partnership to issue additional limited partnership units or other partnership interests to its partners, including us and our affiliates, or other persons without the approval of any limited partners. These limited partnership units may be issued in one or more classes or in one or more series of any class, with designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to one or more other classes of partnership interests (including limited partnership units held by us), as determined by us in our sole and absolute discretion without the approval of any limited partner, subject to limitations described below.

        No limited partnership unit or interest may be issued to us as general partner or limited partner unless:

  •
  the partnership issues limited partnership units or other partnership interests in connection with the grant, award or issuance of shares or other equity interests in us having designations, preferences and other rights so that the economic interests attributable to the newly issued shares or other equity interests in us are substantially similar to the designations, preferences and other rights, except voting rights, of the limited partnership units or other partnership interests issued to us and we contribute to the partnership the proceeds received by us from the issuance of such shares or other equity securities;

  •
  we make an additional capital contribution to the partnership; or

  •
  the partnership issues the additional limited partnership units or other partnership interests to all partners holding limited partnership units or other partnership interests in the same class or series in proportion to their respective percentage interests in that class or series.

Compensatory Partnership Units

  LTIP Units

        In addition to the OP Units, the partnership may issue compensatory partnership interests in the form of LTIP units, which, in general, are a special class of limited partnership units of the partnership that are structured in a manner intended to qualify as "profits interests" for federal income tax purposes (the "LTIP Units"). LTIP Units may be subject to vesting requirements as determined prior to grant. LTIP Units subject to time-based vesting requirements are referred to by us as "Time-Based LTIP Units." Generally, LTIP Units receive the same quarterly (or other period) per-unit profit distributions as the outstanding OP Units beginning as of the date specified in the vesting agreement pursuant to which the LTIP Units are issued (the "Distribution Participation Date"). Net income and net loss is allocated to each LTIP Unit from the Distribution Participation Date for such LTIP Unit in amounts per LTIP Unit equal to the amounts allocated per OP Unit for the same period, with certain exceptions, including special allocations as provided under the partnership agreement.

        The partnership maintains a capital account balance for each LTIP Unit as of the date of grant, and a corresponding "Book-Up Target," which will generally correspond to the capital account balance of the general partner on a per-unit basis, and the Book-Up Target will be reduced by certain specified allocations and forfeitures until the LTIP Unit capital account balance has reached parity with the capital account balance of the general partner on a per-unit basis (as provided in the partnership agreement), and the Book-Up Target equals zero. The partnership will maintain at all times a one-to-one correspondence between LTIP Units and OP Units for conversion, distribution and other purposes, except as provided in the partnership agreement, and will make corresponding adjustments to the LTIP Units to maintain such correspondence upon the occurrence of certain specified adjustment events. A holder of LTIP Units has the right to convert all or a portion of vested LTIP Units into OP Units, which are then subsequently redeemable for common shares, as provided in the partnership agreement. Notwithstanding the foregoing, in no event may a holder of LTIP Units convert a vested LTIP Unit the Book-Up Target of which has not been reduced to zero.

        LTIP Units are not entitled to the redemption right described above, but any OP Units into which LTIP Units are converted are entitled to this redemption right. LTIP Units, generally, vote with the OP Units and do not have any separate voting rights except in connection with actions that would materially and adversely affect the rights of the LTIP Units.

  Performance-Based LTIP Units

        Under the 2017 Omnibus Plan, participants may earn awards in the form of LTIP Units based on the achievement of certain financial goals (the "Performance-Based LTIP Units"), which may include absolute total shareholder return (which we refer to as TSR) and TSR relative to our peer group over a specified measurement period, or other performance metrics.

        Performance-Based LTIP Units are valued by reference to the value of a common share. The employment conditions, the length of the period for vesting and other applicable conditions and restrictions of Performance-Based LTIP Unit awards, including computation of financial metrics and/or achievement of pre-established performance goals, are established prior to grant. Such Performance-Based LTIP Unit awards may provide the holder with rights to distributions or dividend equivalents prior to vesting. It is anticipated that net income and net loss will be allocated to each Performance-Based LTIP Unit from the date of issuance until the Distribution Participation Date for such Performance-Based LTIP Unit in amounts per Performance-Based LTIP Unit equal to 10% of the amounts allocated per OP Unit for the same period, with certain exceptions, including special allocations as provided under the partnership agreement.

        Like LTIP Units, Performance-Based LTIP Unit awards are structured in a manner intended to qualify as "profits interests" for federal income tax purposes, meaning that, under current law, no income will be recognized by the recipient upon grant or vesting, and we will not be entitled to any deduction. The holder of the Performance-Based LTIP Units is entitled to receive distributions with respect to such Performance-Based LTIP Units to the extent that may be provided for in the partnership agreement, as modified by the award agreement, and is not entitled to receive distributions prior to the applicable Distribution Participation Date.

Other Partnership Units

  Formation Units

        "Formation Units" are a class of partnership interests in the partnership that were generally granted to certain individuals in connection with the formation transaction. Formation Units are intended to qualify as "profits interests" for federal income tax purposes and are designed to have economics comparable to stock options in that, assuming vesting, they allow the recipient to realize value above a threshold level set at the time of award to be equal to 100% of the then-fair market value of a common share. The value of vested Formation Units is realized through conversion into a number of LTIP Units, and subsequent conversion into OP Units determined on the basis of how much the value of a common share has increased since the award date. The conversion ratio between Formation Units and OP Units, which starts out at zero, is the quotient of (i) the excess of the value of a common share on the conversion date above the per share value at the time the Formation Unit was granted over (ii) the value of a common share as of the date of conversion. This is similar to a "cashless exercise" of stock options, whereby the holder receives a number of shares equal in value to the difference between the full value of the total number of shares for which the option is being exercised and the total exercise price. Like options, Formation Units have a finite term over which their value is allowed to increase and during which they may be converted into LTIP Units (and in turn, OP Units).

        Because the Formation Units are outstanding partnership interests, until conversion to vested LTIP Units, holders of Formation Units will receive special allocations of liquidating gains and liquidating losses as provided under the partnership agreement. Holders of Formation Units will not receive distributions or allocations of net income or net loss prior to vesting and conversion to vested LTIP Units and, as a result, will be required to fund their tax liability relating to any special allocations they receive with respect to their Formation Units from other sources. However, upon conversion of Formation Units to vested LTIP Units, the holder will be entitled to receive a distribution per unit equal to 10% of the per unit distributions received by holders of OP Units during the period from the grant date of the Formation Units through the date of such conversion, or such other fraction as specified in the applicable award agreement. Upon conversion of Formation Units to vested LTIP Units, the holder will receive allocations of net income and net loss such that the ratio of (i) the total amount of net income or net loss with respect to each Formation Unit in such taxable year to (ii) the total amount distributed to that Formation Unit with respect to such period is equal (as nearly as practicable) to the ratio of (i) to (ii) with respect to the general partner's OP Units for such taxable year, with certain exceptions, including any special allocations as provided under the partnership agreement. As a result, assuming that the partnership makes distributions equal to or greater than its taxable income, holders of Formation Units should receive distributions that equal or exceed the amount of any allocations of taxable income they have been allocated.

Preemptive Rights

        Except to the extent expressly granted by the partnership in an agreement other than the partnership agreement, no person or entity, including any partner of the partnership, has any preemptive, preferential or other similar right with respect to additional capital contributions or loans to the partnership or the issuance or sale of any OP Units or other partnership interests.

Distributions

        The partnership agreement provides that the partnership will make cash distributions in amounts and at such times as determined by us in our sole discretion, to us and other limited partners in accordance with the respective percentage interests of the partners in the partnership. Unless otherwise specifically provided for in the partnership agreement (including with respect to the ranking of any units as senior in preference or in priority to other units) or in the terms established for a new class or series of partnership interests in accordance with the partnership agreement, no partnership interest is entitled to a distribution in preference to any other partnership interest. A partner will not in any event receive a distribution of available cash with respect to a limited partnership unit for a quarter or shorter period if the partner is entitled to receive a distribution out of that same available cash with respect to a common share for which that limited partnership unit has been exchanged or redeemed.

        We will make reasonable efforts, as determined by us in our sole discretion and consistent with our qualification as a REIT, to cause the partnership to distribute available cash in an amount sufficient to enable us to pay shareholder dividends that will satisfy the requirements to qualify as a REIT and to avoid any federal income or excise tax liability.

        Upon liquidation of the partnership, after payment of, or adequate provisions for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the other limited partners with positive capital accounts in accordance with the respective positive capital account balances of the partners.

Allocations

        Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally will be allocated to us and the other limited partners in accordance with the respective percentage interests of the partners in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury regulations promulgated thereunder.

Amendments

        Amendments to the partnership agreement may be proposed only by the general partner. The general partner has the power, subject to certain exceptions, to amend the partnership agreement without the consent of the limited partners. However, the partnership agreement may not be amended with respect to any partner adversely affected by such amendment without the consent of such limited partner if such amendment would convert a limited partner's interest into a general partner's interest, modify the limited liability of a general partner, or amend certain specified sections of the partnership agreement, including the unit redemption right of the limited partners and the distribution rights of and allocations to the limited partners (except in connection with the creation or issuance of new or additional partnership interests or as otherwise permitted by the partnership agreement). In addition, certain specified sections of the partnership agreement, including restrictions on the issuance of limited partnership units and restrictions on the transfers by us of limited partnership units, may not be amended without the consent of a majority of the holders of limited partnership units (other than us and our affiliates).

Exculpation and Indemnification of the General Partner

        The partnership agreement provides that none of the general partner, its affiliates nor any of their respective directors, trustees, officers, shareholders, partners, members, employees, representatives or agents (each of which we refer to as a "covered person") will be liable to the partnership or to any of its partners as a result of errors in judgment or of any act or omission, if such covered person's conduct did not constitute bad faith, gross negligence or willful misconduct.

        In addition, the partnership agreement requires our Operating Partnership to indemnify the general partner and its trustees, officers, shareholders, partners, members, employees, representatives or agents from and against any and all claims that relate to the operations of our Operating Partnership or the general partner in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, except to the extent such indemnitee acted in bad faith or with gross negligence or willful misconduct.

        No indemnitee may subject any partner of our Operating Partnership to personal liability with respect to this indemnification obligation as this indemnification obligation will be satisfied solely out of the assets of the partnership.

Term

        The partnership shall continue until it is dissolved, whether upon (i) the general partner's bankruptcy or dissolution or withdrawal (unless the limited partners elect to continue the partnership), (ii) the sale or other disposition of all or substantially all of the assets of the partnership, (iii) an election by us in our capacity as the general partner on or after January 1, 2068 or (iv) entry of a decree of judicial dissolution of the partnership.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

The Beneficial Ownership Limit

        For us to maintain our qualification as a REIT under the Code, not more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of a taxable year, and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year (except, in each case, with respect to the first taxable year for which an election to be taxed as a REIT is made). The Code defines "individuals" to include some entities for purposes of the preceding sentence. All references to a shareholder's ownership of common shares in this section "—The Beneficial Ownership Limit" assume application of the applicable attribution rules of the Code under which, for example, a shareholder is deemed to own shares owned by his or her spouse.

        The declaration of trust contains several provisions that restrict the ownership and transfer of our shares that are designed to safeguard us against loss of our REIT status. These provisions also seek to deter non-negotiated acquisitions of, and proxy fights for, us by third parties. The declaration of trust contains a limitation that restricts, with some exceptions, shareholders from owning more than 7.5% (in value or number of shares, whichever is more restrictive) of the outstanding shares of any class or series, including our common shares. We refer to this percentage as the "beneficial ownership limit."

        Shareholders should be aware that events other than a purchase or other transfer of common shares can result in ownership, under the applicable attribution rules of the Code, of common shares in excess of the beneficial ownership limit. For instance, if two shareholders, each of whom owns 6% of the outstanding common shares, were to marry, then after their marriage both shareholders would be deemed to own 12% of the outstanding common shares, which is in excess of the beneficial ownership limit. Similarly, if a shareholder who is treated as owning 6% of the outstanding common shares purchased a 50% interest in a corporation which owns 10% of the outstanding common shares, then the shareholder would be deemed to own 11% of the outstanding common shares immediately after such purchase. You should consult your tax advisors concerning the application of the attribution rules of the Code in your particular circumstances.

Closely Held and General Restriction on Ownership

        In addition, common shares may not be transferred if, as a result of such transfer, more than 50% in value of the outstanding common shares would be owned by five or fewer individuals or if such transfer would otherwise cause us to fail to qualify as a REIT.

The Constructive Ownership Limit

        Under the Code, rental income received by a REIT from persons in which the REIT is treated, under the applicable attribution rules of the Code, as owning a 10% or greater interest does not constitute qualifying income for purposes of the income requirements that REITs must satisfy. For these purposes, a REIT is treated as owning any shares owned, under the applicable attribution rules of the Code, by a person that owns 10% or more of the value of the outstanding shares of the REIT. The attribution rules of the Code applicable for these purposes are different from those applicable with respect to the beneficial ownership limit. All references to a shareholder's ownership of common shares in this section "—The Constructive Ownership Limit" assume application of the applicable attribution rules of the Code.

        To ensure that our rental income will not be treated as nonqualifying income under the rule described in the preceding paragraph, and thus to ensure that we will not inadvertently lose our REIT status as a result of the ownership of shares by a tenant, or a person that holds an interest in a tenant, the declaration of trust contains an ownership limit that restricts, with some exceptions, shareholders from constructively owning, directly or indirectly, more than 7.5% (in value or number of shares, whichever is more restrictive) of the outstanding shares of any class or series. We refer to this 7.5% ownership limit as the "constructive ownership limit."

        Shareholders should be aware that events other than a purchase or other transfer of shares may result in ownership, under the applicable attribution rules of the Code, of shares in excess of the constructive ownership limit. As the attribution rules that apply with respect to the constructive ownership limit differ from those that apply with respect to the beneficial ownership limit, the events other than a purchase or other transfer of shares which may result in share ownership in excess of the constructive ownership limit may differ from those which may result in share ownership in excess of the beneficial ownership limit. You should consult your tax advisors concerning the application of the attribution rules of the Code in your particular circumstances.

Automatic Transfer to a Trust If the Ownership Limits Are Violated

        The declaration of trust provides that a transfer of shares of any class or series that would otherwise result in ownership, under the applicable attribution rules of the Code, of shares in excess of the beneficial ownership limit or the constructive ownership limit would cause our shares of beneficial interest to be beneficially owned by fewer than 100 persons, would result in us being "closely held" (within the meaning of Section 856(h) of the Code) or would otherwise cause us to fail to qualify as a REIT, will be void and the purported transferee will acquire no rights or economic interest in the shares. In addition, our declaration of trust provides that, if the provisions causing a transfer to be void do not prevent a violation of the restrictions mentioned in the preceding sentence, the shares that would otherwise be owned, under the applicable attribution rules of the Code, in excess of the beneficial ownership limit or the constructive ownership limit, or that would cause us to be "closely held" or otherwise fail to qualify as a REIT, will be automatically transferred to one or more charitable trusts (each, a "charitable trust") for the benefit of one or more charitable beneficiaries, appointed by us, effective as of the close of business on the business day prior to the date of the relevant transfer.

        Shares held in a charitable trust will be issued and outstanding shares. Pursuant to our declaration of trust, the purported transferee will have no rights in the shares held in a charitable trust and will not benefit economically from ownership of any shares held in the charitable trust, will have no rights to dividends or other distributions and will have no right to vote or other rights attributable to the shares held in the charitable trust. Instead, our declaration of trust provides that the trustee of the charitable trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the charitable trust, to be exercised for the exclusive benefit of the charitable beneficiary. Under our declaration of trust, any dividend or other distribution paid prior to the discovery by us that the shares have been transferred to the charitable trust shall be paid by the holder of such dividend or other distribution to the trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Subject to Maryland law, the trustee of the charitable trust has the authority (i) to rescind as void any vote cast by a purported transferee prior to the discovery by us that the shares have been transferred to the charitable trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible trust action, then the trustee will not have the authority to rescind and recast the vote.

        Under our declaration of trust, within 20 days of receiving notice from us that shares have been transferred to the charitable trust, the trustee of the charitable trust shall sell the shares held in the charitable trust to a person or persons, designated by the trustee, whose ownership of the shares will not violate the restrictions on ownership and transfer noted above. Upon such sale, our declaration of trust provides that the interest of the charitable beneficiary in the shares sold terminates and the trustee of the charitable trust is required to distribute the net proceeds of the sale to the purported transferee and to the charitable beneficiary as follows: the purported transferee will receive the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not purchase the shares for the market price (as defined in our declaration of trust) in connection with the event causing the shares to be held in the charitable trust, the market price of the shares on the date of the event causing the shares to be held in the charitable trust and (ii) the price per share received by the trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the charitable trust. The trustee of the charitable trust may reduce the amount payable to the purported transferee by the amount of dividends and distributions which have been paid to the purported transferee and are owed by the purported transferee to the charitable trust, as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be paid immediately to the charitable beneficiary. If, prior to the discovery by us that common shares have been transferred to the charitable trust, such shares are sold by a purported transferee, then (1) such shares shall be deemed to have been sold on behalf of the charitable trust and (2) to the extent that the purported transferee received an amount for such shares that exceeds the amount that such purported transferee would have been entitled to receive if such shares had been sold by the charitable trust, such excess shall be paid to the trustee upon demand.

        Our declaration of trust provides that any shares transferred to the charitable trust are deemed to have been offered for sale to us, or our designee. The price at which we, or our designee, may purchase the shares transferred to the charitable trust will be equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not purchase the shares for the market price in connection with the event causing the shares to be held in the charitable trust, the market price of the shares on the date of the event causing the shares to be held in the charitable trust and (ii) the market price of the shares on the date that we, or our designee, accepts the offer. Upon a sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee and the trustee will distribute any dividends or other distributions held by the trustee with respect to such shares to the beneficiary.

        We may reduce the amount payable to the purported transferee by the amount of dividends and other distributions that have been paid to the purported transferee and are owed by the purported transferee to the charitable trust, as described above. Our right to accept the offer described above exists for as long as the charitable trust has not otherwise sold the shares held in trust.

        In addition, if our board of trustees determines that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of shares described above, the board of trustees may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Other Provisions Concerning the Restrictions on Ownership

        Our board of trustees, in its sole discretion, may prospectively or retroactively exempt persons from the beneficial ownership limit and the constructive ownership limit and increase or decrease the beneficial ownership limit and constructive ownership limit for one or more persons, if in each case the board of trustees obtains such representations, covenants and undertakings as the board of trustees may deem appropriate in order to conclude that such exemption or modification will not cause us to lose our status as a REIT. In addition, the board of trustees may require such opinions of counsel, affidavits, undertakings or agreements or a ruling from the Internal Revenue Service as it may deem necessary or advisable in order to determine or ensure our status as a REIT, and any such exemption or modification may be subject to such conditions or restrictions as the board of trustees may impose.

        The foregoing restrictions on transfer and ownership will not apply if the board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a

REIT or that compliance with any of the foregoing restrictions is no longer required for REIT qualification.

        All persons who own, directly or by virtue of the applicable attribution rules of the Code, more than 1.0% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of any class or series must give a written notice to us containing the information specified in the declaration of trust by January 31 of each year. In addition, each shareholder will be required to disclose to us upon demand any information that we may request, in good faith, to determine our status as a REIT or to comply with Treasury regulations promulgated under the REIT provisions of the Code.

        The transfer and ownership restrictions described above may have the effect of precluding acquisition of control of us unless our board of trustees determines that maintenance of REIT status is no longer in our best interests or that compliance with any of the foregoing restrictions is no longer required for REIT qualification.

 BOOK-ENTRY SECURITIES

        We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called "participants." Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository's participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the offered securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the offered securities to investors directly or through agents, which agents may be affiliated with us. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our shareholders. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying offered securities are not subscribed for, we may sell such unsubscribed offered securities to third parties directly or through agents and, in addition, whether or not all of the underlying offered securities are subscribed for, we may concurrently offer additional offered securities to third parties directly or through agents, which agents may be affiliated with us. Any underwriter, dealer or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement.

        The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, such as an "at the market offering," or at negotiated prices, any of which may represent a discount from the prevailing market price. We also may, from time to time, authorize underwriters or dealers acting as our agents to offer and sell the offered securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of offered securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Our common shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve cross transactions) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (e) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. Any such indemnification agreements will be described in the applicable prospectus supplement. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or dealers acting as our agents to solicit offers by institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of offered securities sold pursuant to contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval.

        Contracts will not be subject to any conditions except the purchase by an institution of the offered securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and if the offered securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the offered securities less the principal amount of the securities covered by contracts. Some of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

        In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of the Company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of the Company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

        Our common shares are listed on the NYSE under the symbol "JBGS." Any new securities that issue, other than common shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        A summary of material U.S. federal income tax consequences to you as a prospective holder of our securities is set forth in Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on July 2, 2018 (the "Tax Form 8-K"), and incorporated by reference in and supplemented by this prospectus.

        The following discussion supplements the discussion under the heading "Material U.S. Federal Income Tax Consequences" in the Tax Form 8-K. The summary in the Tax Form 8-K is for general information only and does not constitute tax advice. It does not reflect every possible tax outcome or consequence that could result from the acquisition, holding, and disposition of our common shares, preferred shares and depositary shares, as well as our warrants and rights that we may issue. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or non-U.S. income and other tax consequences that may result from your ownership of the securities.

 LEGAL MATTERS

        Certain legal matters in connection with this offering, including the validity of the common shares offered hereby and certain tax matters, will be passed upon for us by Hogan Lovells US LLP. Investment vehicles comprised of certain current and former partners of Hogan Lovells US LLP, or trusts for the benefit of their family members, own interests representing less than one percent of the Company. Additional legal matters may be passed upon for any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated and combined financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the historical financial results including certain corporate costs allocated by Vornado Realty Trust), which is incorporated herein by reference. Such consolidated and combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The combined statement of revenues and expenses from real estate operations of the JBG Real Estate Operating Assets for the year ended December 31, 2016, and the consolidated financial statements of JBG/Operating Partners, L.P. as of and for the year ended December 31, 2016, have been incorporated by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We maintain a website at https://www.jbgsmith.com. The information contained on, or otherwise accessible through, our website does not constitute a part of this prospectus or any prospectus supplement. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

        We have filed with the SEC a "shelf" registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

        We are subject to the information and reporting requirements of the Exchange Act and will file periodic reports and proxy statements and will make available to our shareholders reports containing financial information. Copies of the registration statement of which this prospectus is a part, including the exhibits, schedules and amendments to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC's website at http://www.sec.gov.

 INFORMATION INCORPORATED BY REFERENCE

        The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 12, 2018;

  •
  our Quarterly Report on Form 10-Q for the three months ended March 31, 2018 filed with the SEC on May 9, 2018;

  •
  our Definitive Proxy Statement filed with the SEC on March 21, 2018 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2017);

  •
  our Current Reports on Form 8-K, filed with the SEC on March 6, 2018, May 3, 2018, July 2, 2018 and July 2, 2018; and

  •
  the description of our common shares contained in the Company's Registration Statement on Form 10-12B (File No. 001-37994) filed with the SEC on January 24, 2017, as amended, and any amendment or report filed with the SEC for the purpose of updating such description.

        We also incorporate by reference into this prospectus additional documents that we may file after the date of this prospectus with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

        Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC's website at http://www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. Exhibits to such reports and documents will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement. You should direct requests for those documents to:

JBG SMITH Properties
4445 Willard Avenue, Suite 400
Chevy Chase, MD 20815
Attn: Investor Relations
(240) 333-3600

        Our reports and documents incorporated by reference herein may also be found in the "Investor Relations" section of our website at https://www.jbgsmith.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or prospectus supplement or the registration statement of which it forms a part.

19,780,141 Common Shares of Beneficial Interest

PROSPECTUS SUPPLEMENT

July 30, 2018